                                                                   EXHIBIT 10.14

                                BIG O TIRES, INC.

                           FORM OF FRANCHISE AGREEMENT

                                BIG O TIRES, INC.
                               FRANCHISE AGREEMENT

                                TABLE OF CONTENTS

SUMMARY PAGES...............................................................    v

1.       CERTAIN DEFINITIONS................................................    1

2.       GRANT OF FRANCHISE.................................................    5
         2.01       Grant of Franchise......................................    5
         2.02       Trade Area..............................................    5

3.       FIRST OPTION RIGHTS................................................    5
         3.01       First Option Rights.....................................    5
         3.02       Notification by Big O...................................    5
         3.03       Multiple First Option Rights............................    5
         3.04       Notification of Qualification...........................    6
         3.05       Exercise of Option by Franchisee........................    6
         3.06       Transfer of First Option Rights.........................    6
         3.07       Limitation on First Option Rights.......................    6
         3.08       Expiration of First Option Rights.......................    6

4.       TERM       ........................................................    6
         4.01       Term....................................................    6

5.       RENEWAL: EXTENSION OF FRANCHISE RIGHTS.............................    6
         5.01       Grant of Successor Franchise Rights.....................    6
         5.02       Conditions to Grant of Successor Franchise..............    6
         5.03       Notification of Non-Renewal.............................    7

6.       FRANCHISEE'S DEVELOPMENT OBLIGATIONS...............................    7
         6.01       Financing Approval......................................    7
         6.02       Site Selection..........................................    7
         6.03       Equipment and Signage...................................    8
         6.04       Conditions to Opening...................................    8
         6.05       Commencement of Business................................    8

7.       PRE-OPENING AND ONGOING ASSISTANCE.................................    8
         7.01       Pre-Opening Assistance..................................    8
         7.02       On-Going Assistance.....................................    9

8.       FEES       ........................................................   10
         8.01       Initial Franchise Fee...................................   10
         8.02       Royalty Fee.............................................   10
         8.03       National Advertising Fee................................   10
         8.04       Late Fees...............................................   10
         8.05       Taxes...................................................   10
         8.06       Allocation of Payments..................................   10

9.       LICENSED MARKS.....................................................   11
         9.01       Licensed Marks..........................................   11
         9.02       Limitations on Use......................................   11
         9.03       Infringement............................................   11
         9.04       Franchisee's Business Name..............................   11
         9.05       Change of Licensed Marks................................   11
         9.06       Franchisor's Rights.....................................   11


                                     Page i

10.      STANDARDS OF OPERATION.............................................   12
         10.01      Standards of Operations.................................   12

11.      STORE MANAGEMENT...................................................   13
         11.01      Store Management........................................   13
         11.02      Completion of Training by Operator or Manager...........   13
         11.03      Operation of Store by Big O.............................   13

12.      QUALITY CONTROL....................................................   13
         12.01      Inspections.............................................   13

13.      MANUAL; NEW PROCESSES..............................................   14
         13.01      Manual..................................................   14
         13.02      Confidentiality of Information..........................   14
         13.03      Revisions to Manual.....................................   14
         13.04      Improvements to System..................................   14

14.      PRODUCTS AND SERVICES .............................................   14
         14.01      Products and Services...................................   14
         14.02      Approval of Products and Services.......................   15
         14.03      Inventory...............................................   15
         14.04      Warranties and Guaranties...............................   15
         14.05      Open Account Financing..................................   16

15.      ADVERTISING, MARKETING AND PROMOTIONAL PLANS.......................   16
         15.01      Initial Advertising.....................................   16
         15.02      National Advertising Program............................   16
         15.03      Local Fund..............................................   17
         15.04      Approval of Advertising.................................   18

16.      STATEMENTS AND RECORDS.............................................   18
         16.01      Invoices................................................   18
         16.02      Audit...................................................   18
         16.03      Monthly Reports.........................................   18
         16.04      Financial Statements....................................   18
         16.05      Management Systems......................................   19
         16.06      Retail Accounting Center................................   19

17.      COVENANTS..........................................................   19
         17.01      Noncompetition During Term..............................   19
         17.02      Confidentiality.........................................   19
         17.03      No Interference with Business...........................   19
         17.04      Post Termination Covenant Not to Compete................   19
         17.05      Survivability of Covenants..............................   19
         17.06      Modification of Covenants...............................   20

18.      TRANSFER AND ASSIGNMENT............................................   20
         18.01      Assignment by Big O.....................................   20
         18.02      Right of First Refusal..................................   20
         18.03      Transfer Legend.........................................   20
         18.04      Pre-Conditions to Franchisee's Assignment...............   20
         18.05      Death of Franchisee.....................................   22
         18.06      No Waiver...............................................   23
         18.07      Excepted Transfers......................................   23

19.      DEFAULT AND TERMINATION............................................   23


                                    Page ii

         19.01      Termination by Big O....................................   23
         19.02      Governing State Law.....................................   25
         19.03      Termination by Franchisee...............................   25
         19.04      Force Majeure...........................................   25

20.      POST TERMINATION OBLIGATIONS.......................................   25
         20.01      Post-Termination Obligations............................   25
         20.02      Right to Repurchase.....................................   26
         20.03      Right of First Refusal..................................   26
         20.04      De-Identification of Assets Upon Sale...................   26

21.      INSURANCE..........................................................   27
         21.01      Insurance Coverage......................................   27
         21.02      Proof of Insurance......................................   28
         21.03      Survival of Indemnification.............................   28

22.      TAXES, PERMITS, AND INDEBTEDNESS...................................   28
         22.01      Payment of Taxes........................................   28
         22.02      Compliance with Laws....................................   28
         22.03      Payment of Debts........................................   28

23.      INDEMNIFICATION AND INDEPENDENT CONTRACTOR STATUS..................   28
         23.01      Indemnification.........................................   28
         23.02      Independent Contractor..................................   29

24.      WRITTEN APPROVALS, WAIVERS, AND AMENDMENT..........................   29
         24.01      Written Approval........................................   29
         24.02      Waiver..................................................   29
         24.03      Modification............................................   29

25.      DEALER PLANNING BOARD..............................................   29
         25.01      Dealer Planning Board...................................   29
         25.02      Special Interest Issues.................................   29
         25.03      Disapproval of Management Proposal......................   30
         25.04      Compliance with Modification............................   30

26.      RIGHT OF OFFSET....................................................   30
         26.01      Right of Offset.........................................   30

27.      ENFORCEMENT........................................................   30
         27.01      Declaratory and Injunctive Relief.......................   30
         27.02      Costs of Enforcement ...................................   30

28.      NOTICES............................................................   30
         28.01      Notices.................................................   30

29.      GOVERNING LAW......................................................   31
         29.01      Governing Law...........................................   31
         29.02      Jurisdiction............................................   31


                                    Page iii

30.      SEVERABILITY AND CONSTRUCTION......................................   31
         30.01      Severability............................................   31
         30.02      Counterparts............................................   31
         30.03      Construction............................................   31

31.      ACKNOWLEDGEMENTS...................................................   32

         Schedule 1 - Premises and Trade Area
         Schedule 2 - Ownership Verification
         Schedule 3 - Guaranty
         Schedule 4 - Lease Rider and Modification
         Schedule 5 - Renewal Rider
         Schedule 6 - Trademarks
         Schedule 7 - Converter Rider
         Schedule 8 - Farm Class Rider


                                    Page iv

                      BIG O TIRES, INC. FRANCHISE AGREEMENT

                                  SUMMARY PAGES

These pages summarize the attached Franchise Agreement, the details of which shall control in the event of any conflict.

1.      FRANCHISEE:
                                             -----------------------------------------------

2.      INITIAL FRANCHISE FEE:               Amount Due:
                                             -with Application:
                                                               -----------------------------
                                             -upon signing Agreement:
                                                                     -----------------------
                                             Total:
                                                   -----------------------------------------

3.      ROYALTY FEE                          Two percent (2%) of Gross Sales

4.      LOCAL ADVERTISING                    Minimum of four percent (4%) of Gross Sales
          CONTRIBUTION:

5.      NATIONAL ADVERTISING                 See SECTIONS 15 AND 25
          CONTRIBUTION:

6.      INITIAL ADVERTISING REQUIREMENT:
                                             -----------------------------------------------

7.      STORE LOCATION:

        Street and Number
                                             -----------------------------------------------

        City, State and Zip Code
                                             -----------------------------------------------

        Phone Number
                                             -----------------------------------------------

8.      Franchisee's Operator:
                                             -----------------------------------------------

9.      Franchisee's Manager:
                                             -----------------------------------------------

10.     Franchisee's Agent for Service of Process:

        Name:
                                             -----------------------------------------------
        Address:
                                             -----------------------------------------------

                                             -----------------------------------------------

                                             -----------------------------------------------

11.     Big O's Agent for Service of Process:

        Name:                                CT Corporation
                                             -----------------------------------------------
        Address:                             1675 Broadway, Suite 1200
                                             -----------------------------------------------
                                             Denver, Colorado  80290
                                             -----------------------------------------------


                                     Page v

12.     Effective Date:
                                             -----------------------------------------------

13.     Commencement Date:
                                             -----------------------------------------------

14.     Expiration Date:
                                             -----------------------------------------------

15.     Franchisee's Advisor:
                                             -----------------------------------------------

16.     Send Notices to Big O to:

        Name:                                General Counsel
                                             -----------------------------------------------
        Address:                             Big O Tires, Inc.
                                             -----------------------------------------------
                                             12650 E. Briarwood Avenue, Suite 2-D
                                             -----------------------------------------------
                                             Englewood, Colorado  80112
                                             -----------------------------------------------

17.       Send Notices to Franchisee to the Store at:

          Name:
                                             -----------------------------------------------
          Address:
                                             -----------------------------------------------

                                             -----------------------------------------------

                                             -----------------------------------------------

        With a copy to:

          Name:
                                             -----------------------------------------------
          Address:
                                             -----------------------------------------------

                                             -----------------------------------------------

                                             -----------------------------------------------

18.     Business not subject to SECTION 17.01

        Name:
                                             -----------------------------------------------
        Address:
                                             -----------------------------------------------

19.     Farm Class Franchise:
        Yes:
             ----------------
        No:
             ----------------


                                    Page vi

                                BIG O TIRES, INC.
                               FRANCHISE AGREEMENT

         This Franchise Agreement ("Agreement") is made by and between Big O Tires, Inc. ("Big O"), a Nevada corporation, with its principal place of business at 12650 E. Briarwood Avenue, Suite 2-D, Englewood, Colorado
80112, and _______________________________________________ ("Franchisee"),
a(n) __________________ with a place of business at ___________________________
____________________, with reference to the following facts.

                                    RECITALS

         A. Big O has developed and provides franchisees with access to Products and Services and a System for marketing and servicing such Products and Services to retail customers through Big O Stores. Since its inception, Big O has added to the Product and Services and System to enhance the competitive posture of its franchisees. Big O has developed and owns certain Licensed Marks which are licensed to franchisees for use in the Big O Stores.

         B. Franchisee desires, upon the terms and conditions set forth herein, to obtain a license to operate a Franchised Business and to offer and sell Big O Products and Services. Franchisee acknowledges that it is essential to the preservation of the integrity of the Licensed Marks, and the goodwill of Big O and the Big O System, that Franchisee maintain and adhere to certain standards, procedures and policies described hereinafter and in the Manual.

         C. Big O is willing, upon the terms and conditions set forth herein, to license Franchisee to operate a Franchised Business which will utilize the Licensed Marks and the Big O System.

         NOW THEREFORE, in consideration of the promises and the mutual provisions herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       CERTAIN DEFINITIONS

         Some words will from time to time be defined in other Sections of this Agreement. However, the following capitalized words shall have the following meanings when used in this Agreement:

Advertising - All advertising, promotional materials and programs, public relations programs and marketing programs, publications and activities approved or administered by Big O, by Franchisee, or utilizing the resources of the National Advertising Program or local franchisee cooperatives or franchisee associations or which pertain to the Big O Store or the Big O System generally.

Affiliate - Includes each Entity, which directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Big O or Franchisee, as applicable. Without limiting the foregoing, the term "Affiliate" when used herein in connection with Franchisee includes any Entity more than fifty percent (50%) of whose Equity or voting control, is held by person(s) or Entities who, jointly, or severally, hold more than fifty percent (50%) of the Equity or voting control of Franchisee.

Agreement - This Agreement, the Summary Pages and all Riders and Schedules hereto.

Big O - Big O Tires, Inc.

Big O Brand Tires - Tires carrying the "Big O" label, as well as the Prestige, Pathmax and Fulda brands and any other brand(s) Big O subsequently includes in its Big O Brand Tires as part of its marketing programs.

Big O Store or Store - A retail store operated under the Licensed Marks and pursuant to the Big O System.

Big O System or System - The plan and system developed by Big O relating to the complete operation of Stores which are authorized to sell Products and Services, which include some or all of the following: site selection as required, site approval, Store layout and design, product selection and display, purchasing and inventory control methods, accounting methods, merchandising, advertising, sales and promotional ideas, franchisee training, personnel training, and other matters relating to the efficient operation and supervision of Stores and the maintenance of uniform standards of retail merchandising.

Blue Book - See the definition of "Manual".

Commencement Date - The date upon which the Store opens for business or, in the event of transfer, or Conversion, the date designated by Big O Tires, Inc.

Conversion - The conversion by a Converter of an independent retail tire store to Big O Store pursuant to this Agreement.

Converter - A person who converts an independent retail tire store to a Big O Store pursuant to this Agreement, regardless of whether such person previously operated such independent retail tire store or recently purchased the assets or business of each store.

Dealer Planning Board - The group of franchisee representatives elected from each Local Group which meets periodically with Big O's management to review aspects of Big O's strategic plans as may be presented from time to time by Big O and to discuss issues of concern to franchisees. The functions of the Dealer Planning Board are described in SECTION 25 of this Agreement.

Development Agreement - An agreement between Big O and a person or Entity pursuant to which the person or Entity ("Developer") agrees to open and to continue to operate an agreed number of Big O Stores pursuant to a development schedule and within a defined territory. Developers must execute Franchise Agreements prior to commencing business at any Store developed pursuant to a Development Agreement.

Due Date - The fifteenth (15th) day of each month: the date by which all royalty fees and advertising contributions must be postmarked and mailed to Big O.

Effective Date - The date upon which the Franchise Agreement has been executed in full by both the Franchisee and Big O.

Entity - Any limited liability company or partnership, general or limited, each of which shall be referred to as a "Partnership", and any trust, association, corporation or other entity, which is not an individual.

Equity - Stock; membership interests; partnership interests; or other equity ownership interests in a Franchisee which is an Entity.

Expiration Date - The date on which the initial term of the Agreement expires.

First Option - Franchisee's right to acquire a franchise for a new Store planned for development within a five (5) mile radius of Franchisee's Premises in the manner described in SECTION 3 of this Agreement.

Franchise - The rights granted by this Agreement, subject to the terms and conditions set forth in the Agreement.

Franchised Business - The business of operating a Big O Store pursuant to this license granted by Big O which utilizes the Licensed Marks and the Big O System.

Franchisee - The individual(s), or Entity to which the Franchise is granted. Depending on the context of this Agreement, the term Franchisee may include the Owners or guarantors of an Entity Franchisee.

Gross Sales - The aggregate gross amount of all revenues from whatever source derived whether in form of cash, credit, agreements to pay or other consideration including the actual retail value of any goods or services traded, bartered, or otherwise received by Franchisee (whether or not payment is received at the time of sale or any such amount is proved uncollectible) from or derived by Franchisee or any other person from business conducted or which originated in, on, from or through the Premises, whether such business is conducted in compliance with or in violation of the terms of the Franchise Agreement. Gross Sales includes sums paid for claims made on business interruption insurance policies, Federal Excise Taxes collected, as well as payments received from employees of Franchisee for products purchased at a discounted price. However, Gross Sales does not include: (i) sales or use taxes collected by Franchisee and paid to the appropriate governmental taxing authority; (ii) the amount of any refunds or allowances made on Products and Services returned by customers; (iii) sums received on account of returns to shippers, vendors and manufacturers; (iv) proceeds derived from the sale of equipment or supplies used by Franchisee in the operation of the Store and not acquired for resale; (v) sums received on account of sales of Products and Services to other Big O Stores; (vi) tire disposal fees to the extent the fees charged do not exceed the highest fee recommended by any applicable governmental agency; and (vii) sums received in settlement of claims for loss or damage to fixtures, equipment or leasehold improvements, other than sums received from business interruption insurance.

Information - The contents of the Manual or any other manual, computer software, materials, goods, training module and any other proprietary information and information created or used by Big O designated for confidential use within the Big O System, and the information contained therein.

Initial Advertising - Advertising conducted within the first twelve (12) months following the Commencement Date to promote the opening of the Store.

Licensed Marks - The trademarks and trade names, service marks and associated logos and symbols which Big O may from time to time authorize or direct Franchisee to use and display in connection with the operation and promotion of the Franchised Business licensed hereunder, including, but not limited to, those enumerated on SCHEDULE 6, attached hereto.

Local Fund - The fund, which may be an account at a bank or other financial institution or a trust fund, corporation or other Entity, derived from contributions by Big O franchisees which shall be maintained by Big O or a Local Group for Advertising or related expenditures pursuant to such guidelines as Big O may approve or prescribe.

Local Group - A cooperative, association or other entity of Big O franchisees formed and operating in their marketing area pursuant to a structure approved or prescribed by Big O for the purpose of promoting Big O Stores and their Products and Services, and providing Management Systems and related services to its members to the extent approved by Big O.

Management Systems - Computer hardware, software, cash registers, bookkeeping and accounting services or systems, point of sale systems and inventory control systems, and other systems designed to provide information for the management of Big O Stores.

Manager - An individual who is responsible for the day-to-day operation of a Store. This individual could be the Operator or could be a different person.

Manual - The various written, electronic, audio and video instructions and manuals, including amendments thereto relating to the operation of the Franchised Business which are provided to Franchisee by Big O and identified as such, including but not limited to A BLUEPRINT FOR SUCCESS, also known as the "Blue Book", Big O's Franchise Compliance and Procedures Manual, any training tapes, guides and any training module or any other proprietary information.

National Advertising Program - The advertising program described in and conducted in accordance with SECTION 15.02.

Operator - The individual who shall be responsible for the operation of the Franchised Business. The Operator may be the Franchisee if the Franchisee is an individual.

Option - Big O's right to purchase the interest being offered by the Franchisee and/or any Owner in the event of any proposed Transfer, pursuant to SECTION 18.04(B).

Owner - Any partner, limited partner, member, shareholder, individual or sole proprietor, trustee, or any other person possessing a legal or beneficial interest or holding Equity of any kind or nature in a Franchisee which is an Entity or sole proprietorship.

Pioneer - A person or Entity who owned at least twenty-five percent (25%) Equity interest in a Big O franchisee on March 1, 1987, provided such Equity interest appeared on Big O's records as of July 1, 1987.

Premises - The site from which a Franchised Business will be operated at the Store Location described on the Summary Pages, or where applicable, on SCHEDULE 1 to the Franchise Agreement.

Products and Services - All tires (including but not limited to Big O Brand Tires), products and services produced, organized or distributed under a license granted by Big O, which are now or hereafter approved or designated by Big O for sale or lease in Stores.

Retail Accounting Center - A cooperative, association, or other entity owned by Big O, Franchisees or third parties which provides accounting, payroll, tax and related services for the purpose of providing such services at a reasonable cost and providing the financial reporting Big O requires.

Successor Franchise Agreement - A new franchise agreement executed by the parties hereto granting a Franchisee the right to operate the Franchised Business licensed hereunder following the expiration of the initial term of this Agreement.

Summary Pages - The pages of this Agreement, beginning on Page v and ending on Page vi, that summarize stipulated provisions of this Agreement.

Survivor - A surviving spouse, heir(s) or representative(s) of the estate of any Franchisee who is an individual, or any deceased person owning Equity in a Franchisee which is an Entity.

Termination Date - The date upon which this Agreement is canceled or ended by Big O or the Franchisee in accordance with the terms of this Agreement.

Trade Area - The area described on SCHEDULE 1 to this Agreement within which, subject to certain conditions, Big O agrees to limit the number of Stores to one
(1) for every fifty thousand (50,000) persons residing therein. (See also
SECTION 2.02.) Big O may, from time to time, redefine Franchisee's Trade Area.

Trade Dress - Any shop or architectural designs, fixtures, improvements, signs, color schemes or other elements of the appearance of the Store which in any manner suggest affiliation of the Store or Premises with Big O, or the System.

Transfer - To give away, sell, assign, pledge, lease, sublease, devise, or otherwise transfer, either directly or by operation of law or in any other manner, this Agreement, any of Franchisee's rights or obligations hereunder, or any interest or Equity in Franchisee or in Franchisee's exclusive right to occupy the Premises. In the case of a Franchisee which is an Entity, any merger, reorganization, recapitalization or consolidation involving Franchisee or the issuance of additional securities representing Equity in Franchisee, shall also be deemed to be a "Transfer" for purposes of this Agreement.

2.      GRANT OF FRANCHISE

         2.01. Grant of Franchise. Subject to all of the terms and conditions herein, including but not limited to, the condition that Franchisee or its Owners or some of them, personally guarantee the obligations of Franchisee to Big O under this Agreement as set forth in SCHEDULE 3 to this Agreement, Big O grants to Franchisee the non-exclusive license to use the Licensed Marks and the exclusive right to operate a Franchised Business solely at the Premises set forth in SCHEDULE 1 to this Agreement. If, at the time of execution of this Agreement, the Premises cannot be designated as a specific address because a location has not been selected by Franchisee and approved by Big O, then Franchisee shall promptly take steps to choose and acquire a location for its Big O Store within the following city, county or other geographical area: _____ ____________________________________ ("Designated Area"). In such circumstances,
Franchisee shall select and submit to Big O for approval a specific location for the Premises, which shall hereinafter be set forth in SCHEDULE 1.

         2.02 Trade Area. During the term of this Agreement, Big O agrees not to operate itself or grant to any other person the right to operate any more than one (1) Store for every fifty thousand (50,000) persons residing in the Trade Area described on SCHEDULE 1. Generally, SCHEDULE 1 will define Trade Areas in metropolitan areas as the Metropolitan Statistical Area ("MSA"). For Franchised Businesses located in more rural areas, the Trade Area may be defined within the boundaries of a county line. Big O may, from time to time, redefine the Trade Area. Absent Franchisee's prior approval, Big O shall not permit the establishment or operation of another Store within a two (2) mile radius of Franchisee's Store. Big O shall offer Products and Services bearing the Licensed Marks at retail only through Big O Stores.

3.       FIRST OPTION RIGHTS

         3.01. First Option Rights. Subject to the conditions described below, if Big O or any prospective Big O franchisee should propose to open a Store within a five (5) mile radius of Franchisee's Store, Franchisee shall be notified of its First Option to acquire a Franchise for an additional Store within the five (5) mile radius of its Store. Franchisee may exercise the First Option only if:

         (a) at the time Big O notifies Franchisee of the proposal for the new Store, Franchisee is in full compliance with all the terms of this Agreement and any other agreements it has with Big O;

         (b) Franchisee meets Big O's then current criteria for new franchisees; and

         (c) There are not two (2) or more Big O franchisees with Stores within a five (5) mile radius of the site of a proposed new Store, except in accordance with SECTION 3.03 below.

         3.02. Notification by Big O. When notifying Franchisee of a proposal to establish a new Store in accordance with Franchisee's First Option, Big O may notify Franchisee of the proposal to establish the new Store within the general vicinity of Franchisee's Store without identifying a specific site or sites.

         3.03. Multiple First Option Rights. If two (2) or more Big O franchisees have Stores within a five (5) mile radius of the site of a proposed new Store, the Franchisee and all such franchisees will be invited simultaneously by written notice from Big O to exercise their First Option rights; but if two (2) or more such franchisees apply for the same franchise, it shall be awarded to the qualified franchisee which has a Store that is closest to the site of the proposed new Store or, if two qualified franchisees have Stores that are equidistant from such site, it shall be awarded to the qualified franchisee which owns the franchised Big O Store which was first licensed as a Big O Store by the current or a previous owner.

         3.04. Notification of Qualification. If Franchisee qualifies for the First Option pursuant to this SECTION 3, Big O will provide Franchisee with written notice that it has thirty (30) days within which to submit an application for the franchise in the manner prescribed by Big O in the notice. Franchisee must submit the application within the prescribed time along with the standard franchise deposit then required by Big O. Upon approval of the application by Big O, Franchisee must execute Big O's then current standard Franchise Agreement and pay the remainder of any initial fee due.

         3.05. Exercise of Option by Franchisee. If Franchisee is an Entity, the First Option may be exercised only by the Entity itself, or by the individual designated as First Option holder on the Summary Pages.

         3.06. Transfer of First Option Rights. The First Option is not transferable without Big O's prior written approval, WHICH MAY BE WITHHELD FOR ANY REASON, IN BIG O'S SOLE DISCRETION. Notwithstanding the foregoing, Big O's discretionary approval process will be in accordance with its established procedures.

         3.07. Limitation on First Option Rights. The First Option rights described above are void and unenforceable with respect to:

         (a) a site proposed for development in an area which is at the time of the proposal subject to a Development Agreement between Big O and Developer; and

         (b) a Conversion.

         3.08. Expiration of First Option Rights. If a Franchisee has failed to qualify for or otherwise submit an application for a Franchise pursuant to this
SECTION 3 for a proposed franchise to be granted within the area in which Franchisee holds First Option rights, Franchisee's First Option rights for that proposed franchise shall lapse regardless of whether the site actually selected for development by Big O is different from the site which was initially proposed for development.

4.       TERM

         4.01. Term. This Agreement shall take effect upon the earlier of the Effective Date or of the Commencement Date and, unless previously terminated pursuant to SECTION 19 hereof, its term shall extend until the earlier of the tenth anniversary of the Commencement Date or such other Expiration Date as is stated on the Summary Pages.

5.       RENEWAL: EXTENSION OF FRANCHISE RIGHTS

         5.01. Grant of Successor Franchise Rights. If Franchisee is not in default under this Agreement and has complied with all of its provisions during the initial term, and has complied in all material respects with all of the provisions of this Agreement and the Franchise Compliance and Procedures Manual, upon its expiration Big O will offer a Successor Franchise Agreement with Franchisee, provided the parties mutually agree to the terms of a Successor Franchise Agreement at least one hundred eighty (180) days before the Expiration Date.

         5.02. Conditions to Grant of Successor Franchise. Big O will only offer to execute a Successor Franchise Agreement with Franchisee in accordance with its then current terms and conditions for granting successor franchises, which may include any or all of the following:

         (a) That Franchisee executes a Successor Franchise Agreement on the then current form being offered to franchisees in the State in which the Big O Store is located, which may include, among other matters, a different fee structure, increased fees, a modified Trade Area and different purchase requirements;

         (b) That Franchisee must agree to refurbish the Premises or relocate the Premises to conform to Big O's then current standards for similar Stores;

         (c) That Franchisee shall pay Big O's renewal administration fee of One Thousand Five Hundred Dollars ($1,500);

         (d) That Franchisee, and its Owners shall execute a general release in favor of Big O and its representatives on a form prescribed by Big O, of any and all known and unknown claims against Big O and its Affiliates and their officers, directors, agents, Owners and employees;

         (e) That at the time Franchisee delivers its renewal notice to Big O and at all times thereafter until the commencement of the renewal term, Franchisee shall have fully performed all of its material obligations under this Agreement, the Manuals and all other agreements then in effect between Franchisee and Big O (or its Affiliates);

         (f) Without limiting the generality of SECTION 5.01, Franchisee shall not have committed three (3) or more material breaches of this Agreement during any twelve (12) month period during the Term of this Agreement for which Big O shall have delivered notices of default, whether or not such defaults were cured; and

         (g) Franchisee shall have in all material respects maintained its status as a Franchisee in good standing (e.g., achieving at least minimum scores on inspections, and have substantially complied with all material obligations of the Big O System throughout the Term).

         5.03. Notification of Non-Renewal. If Big O is willing to execute a new franchise agreement with Franchisee, at least one (1) year before the Expiration Date, Big O shall notify Franchisee of the Expiration Date and the terms and conditions upon which Big O is willing to execute a new franchise agreement with Franchisee. Franchisee must execute a Successor Franchise Agreement within sixty
(60) days of its receipt. The Franchise Agreement will expire on the Expiration Date and the franchise relationship will terminate unless Franchisee and Big O have executed a Successor Franchise Agreement at least one hundred eighty (180) days prior to the Expiration Date, and Franchisee has satisfied all other terms and conditions agreed upon as a prerequisite to renewal. If Big O intends not to offer Franchisee a Successor Franchise Agreement, Big O shall give Franchisee at least one hundred eighty (180) days notice of nonrenewal prior to the Expiration Date. If Big O has not given Franchisee at least one hundred eighty (180) days notice of nonrenewal prior to the Expiration Date, the term of this Agreement will automatically be extended by the amount of time necessary to give Franchisee one hundred eighty (180) days notice of nonrenewal.

6.       FRANCHISEE'S DEVELOPMENT OBLIGATIONS

         6.01. Financing Approval. Unless otherwise agreed to by Big O, Franchisee shall obtain a letter of commitment for the provision of financing through a lender approved by Big O and with minimum credit terms, also approved by Big O, no later than one hundred twenty (120) days from the Effective Date of this Agreement.

         6.02. Site Selection. Franchisee shall obtain the written approval of Big O of the site for the Store within one hundred twenty (120) days from the Effective Date of this Agreement. Franchisee shall propose sites for approval by Big O on forms and in the manner designated from time to time by Big O. A proposed site shall only be submitted to Big O for approval after Franchisee has evaluated the site and determined that it meets Big O's then current criteria for sites which Big O shall have communicated to Franchisee. Franchisee shall be responsible for obtaining Big O's then current site criteria prior to submitting a site approval application. Big O shall review the site approval application and within thirty (30) days of Big O's receipt thereof, Big O shall approve or reject the proposed site. Unless otherwise agreed to in writing by Big O, final site approval will be conditioned upon Big O's receipt of evidence of Franchisee's ownership, lease or control of the property in such form as Big O, in its sole discretion shall deem to be acceptable, including, without limitation, a deed to the property, an executed contract to purchase the property, a lease with a duration of not less than ten (10) years, or an option to purchase the property. Big O may, at its sole discretion, require that the Franchisee negotiate with its landlord the right, but not the obligation, for Big O to cure any Franchisee breaches and/or the right for Big O to assume the franchisee's lease obligations. Franchisee acknowledges and agrees that Big O's approval of a site or provision of criteria regarding the site do not constitute a representation or warranty of any kind, express or implied, as to the suitability of the site for a Big O Store or for any other purpose. Big O's approval of the site indicates only that Big O believes that a site falls within the acceptable criteria established by Big O as of that time. In the case of a Converter, Big O shall deem execution of this Agreement approval of the Store location, unless additional obligations to convert or upgrade the premises are described in SCHEDULE 7 to this Agreement.

         6.03. Equipment and Signage. Franchisee agrees to purchase, lease or otherwise use in the establishment and operation of the Big O Store only those fixtures, equipment, signs and hardware and/or software that Big O has approved as meeting its specifications and standards for quality, design, appearance, function and performance. Franchisee shall purchase or lease approved brands, types or models of fixtures, equipment, and signs only from suppliers designated or approved by Big O. Franchisee agrees to place or display at the Premises only such signs, logos and display materials that Big O approves from time to time.

         6.04. Conditions to Opening. Franchisee agrees, at its sole expense, to do or cause to be done the following prior to opening the Big O Store for business: (i) secure all required financing; (ii) obtain all required permits and licenses; (iii) construct all required improvements and decorate the Store in compliance with approved plans and specifications approved by Big O pursuant to SECTION 7.01(B) below; (iv) purchase and install all fixtures, equipment and signs required by Big O for the Big O Store; (v) purchase an opening inventory of tires and supplies in accordance with SECTION 14.01 AND 14.02; (vi) provide Big O with copies of all required insurance policies, or such other evidence of coverage and payment as Big O requests; and (vii) provide Big O with any other documents as may be reasonably required by Big O, including but not limited to financing statements.

         6.05. Commencement of Business. Franchisee agrees to open the Big O Store for business within fourteen (14) days after Big O notifies Franchisee that the conditions set forth in this SECTION 6 have been satisfied. Unless otherwise agreed in writing by Big O and Franchisee, Franchisee has sixteen (16) months from the Effective Date of this Agreement within which to have its Big O Store opened and operating ("Development Period"). Big O will extend the Development Period for a reasonable period of time in the event that factors beyond Franchisee's reasonable control prevent Franchisee from meeting this Development Period, so long as Franchisee has made reasonable and continuing effort to comply with such development obligations and Franchisee requests, in writing, an extension of time in which to have its Big O Store open and operating before the Development Period lapses.

7.       PRE-OPENING AND ONGOING ASSISTANCE

         7.01. Pre-Opening Assistance. Prior to Franchisee's Commencement Date, Big O shall provide Franchisee with such of the following and on the same basis as it will from time to time provide to similarly situated franchisees of Big O:

         (a) Assistance to Franchisee related to approval of a site for the Store, although Franchisee acknowledges that Big O shall have no obligation to select or acquire a site on behalf of Franchisee. Big O's assistance will consist of providing criteria for a satisfactory site, an on-site inspection and determination of whether a proposed site fulfills the requisite criteria, prior to formal approval of a site selected by Franchisee. At Big O's option, Big O may, without fee or expense to Franchisee, review the proposed Store lease. The final decision about whether to acquire a given approved site or whether to execute any particular lease shall be the sole decision of Franchisee. Big O disclaims all liability for the consequences of approving a given site. Big O's participation in site selection in no way is meant to constitute a warranty or guaranty that the Franchised Business will be profitable or otherwise successful. Big O's written approval of the Premises and Store must be obtained by Franchisee before the Store may be opened or relocated. Big O may condition its approval of a Store lease upon Franchisee's execution of a conditional lease assignment in a form, which is the same as, or similar to the one found on SCHEDULE 4.

         (b) A prototype floor plan, elevation and equipment layout for the Store, if requested by Franchisee. Big O may charge Franchisee its costs (as reasonably determined by Big O) of these. The plans must be modified by Franchisee's architect or contractor to adapt them to conditions at the Premises and to satisfy all local code requirements. Revisions or modifications to the plans must be approved by Big O. Big O's approval of the revisions or modifications to the plans will not be unreasonably withheld.

         (c) Five consecutive (5) weeks of training for one person in the operation of the Franchised Business ("Initial Training Program") at one or more locations designated by Big O. Unless Big O waives the training requirement, the Manager of the Franchisee's Store and Franchisee's Operator must attend and successfully complete the Initial Training Program. Franchisee shall pay for its own transportation, lodging, and living expenses which are incurred while attending the Initial Training Program, except that Big O will pay lodging and transportation for the first person to attend the Initial Training Program. In the event that, in Big O's sole discretion, Franchisee's Operator fails to successfully complete the Initial Training Program, Big O may, in its sole discretion, require Franchisee's Operator to attend and successfully complete another training program at Franchisee's cost or terminate this Agreement and, upon receipt from Franchisee of a general release in a form approved by Big O, refund the initial franchise fee paid by Franchisee, less any amounts necessary to reimburse Big O for the costs it incurred in approving Franchisee and in training Franchisee's Operator and Manager.

         (d) One (1) copy of the Big O Manual or other such proprietary information.

         (e) Assistance in selecting Franchisee's initial inventory.

         (f) Assistance in the layout, merchandising and display of the Store.

         7.02. On-Going Assistance.

         (a) Big O agrees to make available to Franchisee the following ongoing assistance for which Big O will not charge the Franchisee a fee for such assistance:

                  (i) To the extent available to Big O, a source of Big O private brand tires;

                  (ii) Ongoing marketing research into new tire selections and other lines of Products and Services and ways to enhance the competitive posture of Big O Stores;

                  (iii) Suggested prices for Big O brands sold at the Franchisee's Store and from time to time Big O may establish maximum pricing for certain products, provided that Franchisee will not be required to sell at any particular price if such a requirement would be unlawful.

         (b) Big O agrees to make available to Franchisee the following on-going assistance for which Big O may charge the Franchisee a fee:

                  (i) Additional training for the Operator or other personnel of Franchisee;

                  (ii) Regional training provided by Big O personnel and field assistance, inspections and advice pertaining to the Franchisee's Store provided by Big O area managers.

                  (iii) Monthly point of sale advertising materials and wearables utilizing Big O Licensed Marks will be purchased through Big O's subsidiary, O Advertising, Inc., or such other licensee as designated by Big O for which Big O may charge the franchisee a fee, and from time to time, local advertising plans and materials, special promotions and similar advertising;

                  (iv) At the request of Franchisee's Local Group, Big O will supply Franchisee with newspaper mats and radio and television commercial tapes, for which Big O may charge a fee to the Local Group or to the Franchisee.

         Notwithstanding SUBSECTIONS 7.02(B)(I) and (III), above, in certain situations where training is being provided by Big O personnel, training will be provided at no cost to the Franchisee for the personnel conducting the training but, the Franchisee may be charged a fee for costs associated with the materials and training location.

         (c) Big O may, at its option, assist the Franchisee in locating a Manager or other employees for its Big O Store by offering to the Franchisee the services of an employee of Big O to fill one or more of those positions. If the Franchisee hires an employee of Big O, then the Franchisee will pay Big O a fee in the then-current amount designated in writing by Big O. Such fee must be paid to Big O within thirty (30) days of the date the individual so hired commences employment with the Franchisee. This provision will not be construed to impose any obligation upon Big O to serve as an employment source for the Franchisee's Store.

8.       FEES

         8.01. Initial Franchise Fee. In consideration of the execution of this Agreement, Franchisee agrees to pay Big O an initial franchise fee in the amount and at the times specified on the Summary Pages. Except as described in SECTION 7.01(C) above, the initial franchise fee is not refundable.

         8.02. Royalty Fee. After the Commencement Date, Franchisee shall pay to Big O a monthly royalty fee equal to two percent (2%) of Gross Sales. The royalty fee for each month must be postmarked and mailed to Big O by no later than the Due Date in the following month.

         8.03. National Advertising Fee. Franchisee shall pay to Big O a monthly contribution to the National Advertising Program pursuant to SECTION 15.02(A) below.

         8.04. Late Fees. If any fee or any other amount due under this Agreement, including payments for Products and Services, is not received within ten (10) days after such payment is due, Franchisee shall pay Big O interest equal to the lesser of the daily equivalent of eighteen percent (18%) per annum of such overdue amount per year, or the highest rate then permitted by applicable law, for each day such amount is past due.

         8.05. Taxes. If any federal, state, or local tax other than an income tax is imposed upon royalty fees paid by Franchisee to Big O which Big O cannot offset against taxes it is required to pay under the laws of the United States or the state of its domicile, Franchisee agrees to compensate Big O in the manner prescribed by Big O so that the net amount or net rate received by Big O is no less than that which has been established by this Agreement and which was due Big O on the Effective Date of this Agreement.

         8.06. Allocation of Payments. Unless other written instructions accompany a specific payment, all payments made by Franchisee pursuant to this Agreement shall be applied in such order as Big O may designate from time to time. Big O shall comply with any written instructions for allocation specified by Franchisee to the extent, in Big O's opinion, it is reasonable to do so.

9.       LICENSED MARKS

         9.01. Licensed Marks. Franchisee expressly acknowledges that Big O is the sole and exclusive licensor of the Licensed Marks. Franchisee shall not represent in any manner that Franchisee has acquired any ownership rights in the Licensed Marks. Franchisee shall not use any of the Licensed Marks or any marks, names, or indicia which are or may be confusingly similar in its own Entity or business name. Franchisee further acknowledges and agrees that any and all goodwill associated with the Big O System and identified by the Licensed Marks shall inure directly and exclusively to the benefit of Big O and that, upon the expiration or termination of this Agreement for any reason, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of Licensed Marks.

         9.02. Limitations on Use. Franchisee understands and agrees that any use of the Licensed Marks other than as expressly authorized by this Agreement, without Big O's prior written consent, is an infringement of Big O's rights therein and that the right to use the Licensed Marks granted herein does not extend beyond the termination or expiration of this Agreement. Franchisee expressly covenants that, during the term of this Agreement and thereafter, Franchisee shall not, directly or indirectly, commit any act of infringement or contest or aid others in contesting the validity of Big O's right to use the Licensed Marks or take any other action in derogation thereof.

         9.03. Infringement. Franchisee acknowledges Big O's right to regulate the use of the Licensed Marks and Trade Dress of the Big O System. Franchisee shall promptly notify Big O if it becomes aware of any use or any attempt by any person or legal entity to use the Licensed Marks or Trade Dress of the Big O System, any colorable variation thereof, or any other mark, name, or indicia in which Big O has or claims a proprietary interest. Franchisee shall assist Big O, upon request and at Big O's expense, in taking such action, if any, as Big O may deem appropriate to halt such activities, but shall take no action nor incur any expenses on Big O's behalf without Big O's prior written approval.

         9.04. Franchisee's Business Name. Franchisee further agrees and covenants (i) to operate and advertise only under the name or names from time to time designated by Big O for use by similar Big O System franchisees; (ii) to refrain from using the Licensed Marks to perform any activity or to incur any obligation or indebtedness in such a manner as may, in a way, subject Big O to liability therefor; (iii) to observe all laws with respect to the registration of trade names and assumed or fictitious names; (iv) to include in any application for the above a statement that Franchisee's use of the Licensed Marks is limited by the terms of this Agreement, and to provide Big O with a copy of any such application and other registration document(s); and (v) to observe such requirements with respect to trademark and service mark registrations, copyright notices, and other notices as Big O may, from time to time, require.

         9.05. Change of Licensed Marks. Subject to the requirements of SECTION 25 of this Agreement, Big O reserves the right, in its sole discretion, to designate one or more new, modified, or replacement Licensed Marks or trade names for use by franchisees and to require the use by Franchisee of any such new, modified, or replacement Licensed Marks or trade names in addition to or in lieu of any previously designated Licensed Marks. Any expenses or costs associated with the use by Franchisee of any such new, modified, or replacement Licensed Marks shall be the sole responsibility of Franchisee. Any expenses or costs associated with a change from the name "Big O" to an unrelated name will be allocated between Big O and the Franchisee in proportionate amounts to be determined by Big O and, if applicable in accordance with SECTION 25 of this Agreement.

         9.06. Franchisor's Rights. Big O retains the right to, among others:
(i) use, and license others to use, the Licensed Marks and the Big O System for other Big O Stores or company-owned Stores; (ii) solicit, sell to and service local, regional or national accounts wherever located; (iii) use the Licensed Marks and the Big O System with other services or products, or in alternative channels of distribution, including the Internet, without regard to location; and (iv) use and license the use of other proprietary marks or methods which are not the same as or confusingly similar to the Licensed Marks, whether in alternative channels of distribution or with the operation of any type of tire sales and service business, at any location, which may be the same as, similar to or different from the business of a Big O Store. Big O may use or license these rights on any terms and conditions it deems advisable, and without granting Franchisee any rights in them.

10.      STANDARDS OF OPERATION

         10.01. Standards of Operations. Big O shall establish and Franchisee shall maintain high standards of quality, appearance and operation for the Franchised Business. For the purpose of enhancing the public image and reputation of the businesses operating under the System and for the purpose of increasing the demand for Products and Services provided by Franchisee and Big O, the parties agree as follows:

         (a) Franchisee shall not open the Store for business until Big O has provided Franchisee with written authorization to do so;

         (b) Franchisee shall comply in good faith with all published Big O System rules, regulations, policies, and standards, including, without limitation, those contained in the Manual. Franchisee shall operate and maintain the Franchised Business solely in accordance with high standards of quality, appearance and operation for the Franchised Business, and in the manner and pursuant to the standards prescribed herein, in the Manual and in other materials provided by Big O to Franchisee, and shall make such modifications thereto as Big O may require;

         (c) Franchisee shall at all times operate the Store diligently and in a manner, which is consistent with sound business practices so as to maximize the revenues therefrom;

         (d) Franchisee shall at all times maintain working capital and a net worth which is sufficient, in Big O's opinion, to enable Franchisee to fulfill properly all of Franchisee's responsibilities under this Agreement;

         (e) Franchisee shall at all times maintain its Store in the image of and according to the standards of Big O as prescribed in the Manual. These standards and specifications may include, but are not limited to the safety, maintenance, cleanliness, sanitation, function and appearance of the Store and its equipment and signs, as well as the requirement that the employees of the Store shall be required to wear uniforms and to maintain a standard of appearance while employed at the Store. Moreover, Franchisee agrees to cooperate with Big O at Franchisee's expense, to the extent building and site limitations permit, in the implementation of new programs, including those which may require the addition of new equipment or fixtures for the Store. In its sole discretion, Big O may waive some or all of any of its franchisees' obligations to comply with such programs;

         (f) Prior to opening, Franchisee shall provide Big O with written certificates or documentary evidence from an insurance company or companies that Franchisee has obtained the insurance coverage prescribed by SECTION 21;

         (g) If Franchisee maintains a customer list, such lists or parts thereof shall be disclosed to no one other than Franchisee's employees or Big O without Big O's prior written consent; and

         (h) Big O will assign Franchisee to a Local Group and Franchisee must become a member of that Local Group and shall be bound by any decisions the Local Group makes to the extent they are approved by Big O and are consistent with the standards and within the guidelines prescribed or approved by Big O, provided however, that (i) Franchisee shall not be subject to any agreement to fix prices, or allocate customers or territories which would violate any applicable laws; and (ii) Franchisee shall not be subject to any capital investment requirements or other standards established by the Local Group which are inconsistent with this Agreement or which have not been approved or prescribed by Big O.

11.      STORE MANAGEMENT

         11.01. Store Management. Franchisee's Store shall only be operated by the Operator or a Manager employed by the Franchisee who are subject to approval by Big O. All initial and subsequent Operators and Managers are also subject to approval by Big O. Franchisee will notify Big O of each initial and subsequent Operator and Manager prior to his or her appointment to give Big O a reasonable opportunity to determine whether Big O will exercise its right of approval or disapproval as to such Operator or Manager. Big O's approval, if required, will be conditioned upon the Operator's or Manager's successful completion of any training required by Big O. Big O may waive some or all of its initial training requirements for Operators or Managers who have already received such training as a result of their affiliation with another Store or Big O franchisee or in other circumstances, in its sole discretion. If Franchisee or Franchisee's Operator has not already successfully completed such training, he shall be required to successfully complete the training described in SECTION 7.01 (C) above.

         11.02. Completion of Training by Operator or Manager. Franchisee's Operator or Manager and such of its managerial personnel or Owners as are designated by Big O, shall complete, to Big O's reasonable satisfaction, any and all training programs Big O may reasonably require or provide at such time as Big O may reasonably prescribe. All expenses incurred by persons receiving such training, including, without limitation, costs of travel, room and board, as well as wages of the person(s) receiving such training shall be borne by the Franchisee except that the transportation and lodging costs for the first person receiving such training shall be paid by Big O.

         11.03. Operation of Store by Big O. Under the circumstances described below, upon Franchisee's request, Big O has the option, but not the duty, to replace Franchisee's Operator, Manager, or both, with its own employees or agents, to operate the Franchisee's Store for the benefit of Franchisee with complete discretion over all matters relating to its operation. Franchisee shall pay Big O's then current Store management fee as well as the out-of-pocket expenses Big O incurs for travel, food and lodging in the course of providing such services, provided that such expenses are reasonably related to the services rendered. Big O may operate Franchisee's Store if:

         (a) Franchisee's Operator or Manager has failed to satisfactorily complete any training required by this SECTION 11; or

         (b) Franchisee's Operator or Manager becomes physically or mentally incapable of operating the Franchised Business; or

         (c) Franchisee's Operator or Manager dies and a new Operator or Manager has not completed initial training.

         Notwithstanding the foregoing, prior to Big O operating the Franchisee's Store pursuant to the terms of this SECTION 11.03, Big O shall have provided the Franchisee with notice of the nature and extent of Franchisee's failure to comply with the operational requirements of this SECTION 11 and the reasonable opportunity to cure the failure by the Franchisee to comply with the operational requirements of this SECTION 11.

12.      QUALITY CONTROL

         12.01. Inspections. Franchisee hereby grants to Big O and its authorized agents the right to enter the Premises during regular business hours:

         (a) To conduct inspections and, upon Big O's request, Franchisee agrees to render such assistance as may reasonably be requested and to take such steps as may be necessary immediately to correct any deficiencies in the operation of its Franchised Business pursuant to this Agreement which are detected during such an inspection; and

         (b) To remove from the Premises, certain samples of any Products and Services, supplies or goods, in amounts reasonably necessary for testing or examination by Big O or an independent laboratory, to determine whether such samples meet Big O's then current standards and specifications. Big O will grant Franchisee a credit equivalent to the cost of any approved Products and Services or supplies damaged or removed by it.

13.      MANUAL; NEW PROCESSES

         13.01. Manual. To protect the reputation and goodwill of the businesses operating under the System and to maintain high standards of operation under the Licensed Marks, Franchisee shall conduct the Franchised Business strictly in accordance with the Manual, which Franchisee acknowledges belongs solely to Big O and shall be on loan from Big O during the term of this Agreement. Franchisee agrees to pay Big O up to Five Thousand Dollars ($5,000) for the failure to return the Manual, Big O's Blueprint for Success, otherwise known as the Blue Book, any training module or any other proprietary information to Big O within five (5) days of the Expiration Date or Termination Date of this Agreement, or the date upon which controlling interest in the Franchisee, the Franchised Business or its assets is transferred. However, Big O will waive the payment if Franchisee notifies Big O that it has lost or mislaid all or part of the Manual at any time prior to six (6) months before the date upon which the Franchise is transferred, terminates, or expires.

         13.02. Confidentiality of Information. Franchisee shall at all times use its best efforts to keep Big O's Information confidential and shall limit access to the Information to employees and independent contractors of Franchisee on a need-to-know basis. Franchisee acknowledges that the unauthorized use or disclosure of Big O's Information will cause irreparable injury to Big O and that damages are not an adequate remedy. Franchisee accordingly covenants that it shall not at any time, without Big O's prior written consent, disclose, use, permit the use thereof (except as may be required by applicable law or authorized by this Agreement), copy, duplicate, record, transfer, transmit, or otherwise reproduce such Information, in any form or by any means, in whole or in part, or otherwise make the same available to any unauthorized person or source. Any and all Information, knowledge, and know-how not generally known about the System and Big O's Products and Services, standards, procedures, techniques, and such other Information or material as Big O may designate as confidential shall be deemed confidential for purposes of this Agreement, except Information which Franchisee can demonstrate was lawfully in Franchisee's possession prior to disclosure by Big O, or which legally is or has become a part of the public domain by lawful publication or communication by others.

         13.03. Revisions to Manual. Franchisee understands and acknowledges that subject to the requirements of SECTION 25, Big O may, from time to time, revise the contents of the Manual to implement new or different requirements for the operation of the Franchised Business, and Franchisee expressly agrees to comply with all such changed requirements which are by their terms mandatory, provided, that such requirements apply in a reasonably nondiscriminatory manner to comparable Big O franchisees. The implementation of such requirements may require the expenditure of reasonable sums of money by Franchisee. Big O will not alter the basic rights and obligations of the parties arising under this Agreement through changes to the Manual.

         13.04. Improvements to System. If Franchisee develops any concept, process, service, or improvement in the operation or promotion of the Store, Big O may itself use or disclose it to other Big O franchisees without any obligation to compensate Franchisee therefor. If the concept, process, service, or improvement is adopted for use by the majority of Big O Stores, such concept, process, service, or improvement shall become the property of Big O and Big O may itself use or disclose it to other Big O franchisees without any obligation to compensate Franchisee therefor.

14.      PRODUCTS AND SERVICES

         14.01. Products and Services. Franchisee acknowledges that its principal interest in acquiring a Big O Franchise is to sell Big O private brand tires and related merchandise and benefit from Big O's Products and Services selection, purchasing programs, including programs for the purchase of major brand tires, and marketing expertise. The consuming public expects Big O Stores to offer the full line of Big O Products and Services and advertised warranty services. Accordingly, Franchisee shall at all times have, in stock and on the Premises, a complete representative line of Big O private brand tires, shock absorbers, related merchandise, and other Products and Services in such quantities as Big O may prescribe from time to time. Franchisee agrees that within a one hundred eighty (180) day period from the Commencement Date and for each one hundred eighty (180) day period thereafter, it will have purchased at least seventy-five percent (75%) (cumulative amount in dollars, not units) of all of its purchases of products for resale in the Franchised Business from the regional service centers (RSC) or through other supply programs, if any, designated by Big O from time to time in its discretion. In addition, Franchisee agrees that fifty percent (50%) or more of all tire sales at the Store will be Big O Brand Tires, excluding sales of snow tires and farm class tires.

         14.02. Approval of Products and Services. Prior to commencing business at the Premises, Franchisee shall stock the Store with Products and Services and supplies of such variety and in such amounts as Big O may require. Franchisee may not sell any product or service that has not been selected, designated or approved by Big O. Big O is not obliged to approve any product, service, or merchandise selected by the Franchisee. Big O will not give its approval of suppliers selected by the Franchisee which are not at the time approved by Big O for use by the Franchisee, except in accordance with the following procedure:

         (a) The Franchisee must submit a written request to Big O for approval of the supplier;

         (b) The Franchisee must demonstrate to Big O the existence of a need for the product or service and that the product or service does not conflict with Big O's existing marketing program of Products and Services;

         (c) The supplier must demonstrate to Big O's reasonable satisfaction, that it is able to supply a commodity to the Franchisee meeting Big O's specifications for such commodity and that it is able to do so on a timely basis;

         (d) The supplier must demonstrate to Big O's reasonable satisfaction that the supplier is of good standing in the business community with respect to its financial soundness and reliability of its product and service;

         (e) The supplier must agree to indemnify and hold Big O and the Franchisee harmless from and against any claim or liability by reason of the supplier's products, including without limitation, defects in materials and workmanship and supplier must provide to Big O certificates or other evidences of insurance coverage with coverage limits sufficient to cover the risks and an endorsement reflecting that Big O and Franchisee are named as additional insureds under the supplier's insurance policies; and

         (f) Big O must be reasonably satisfied that the commodity is priced competitively.

         Big O's current practice is to notify the Franchisee of its approval or disapproval in writing as soon as practicable. Big O may revoke its approval of an approved supplier at any time in its sole discretion.

         14.03. Inventory. Franchisee shall at all times maintain an inventory of Products in such amounts and of such variety as Big O may reasonably require, and shall offer all Services which Big O may require.

         14.04. Warranties and Guaranties. Franchisee agrees to issue and honor warranties and guarantees written on certain Products and Services sold to consumers in accordance with the terms and procedures prescribed in the Manual. Any such warranty or guaranty will be offered through all Big O Tire Stores on a nondiscriminatory basis. Only warranties or guarantees sponsored or approved by Big O may be offered or honored by Franchisee (other than those required by law). Franchisee and Big O shall only honor warranties and guaranties on Products and Services that have been sold to and returned by consumers in accordance with the terms and procedures prescribed in the Manual. Franchisee acknowledges that it will honor any and all warranties and guarantees sponsored or approved by Big O, regardless of where or by whom they were issued. Franchisee shall make no charge to a customer for honoring such a warranty or guaranty unless the charge is permitted by the express terms of the warranty or guaranty or the then current Manual. Big O agrees not to change or alter any warranty or guaranty without giving Franchisee at least thirty (30) days prior written notice. Warranties or guarantees issued prior to any such revocation or modification shall be honored according to their terms as interpreted in the Manual.

         14.05. Open Account Financing. In its sole discretion, Big O may provide Franchisee with open account financing for some or all of the Products and Services it sells Franchisee. Whether or not such credit is offered, Franchisee will be required to execute a security agreement and comply with all other requirements of Big O to secure Franchisee's obligations to Big O under the Franchise Agreement and perfect its security interest therein. If such credit is offered, Franchisee will be required to execute a credit agreement and security agreement and comply with all other requirements of Big O to secure such payments and perfect its security interest therein. Franchisee's failure to comply with any credit terms set forth above may cause Big O to terminate these credit terms or, where appropriate, Big O reserves the right to place Franchisee on C.O.D. as well as notifying the Franchisee of an event of default of this Agreement.

15.      ADVERTISING, MARKETING AND PROMOTIONAL PLANS

         15.01. Initial Advertising. Recognizing the value of standardized Advertising programs to the furtherance of the goodwill and public image of the Big O System, within the first year of business, Franchisee is required to spend on Initial Advertising, in addition to the required four percent (4%), the amount specified on the Summary Pages. The exact amount to be spent on Initial Advertising shall be determined by Big O and the Franchisee's Local Group and will depend, in part, on Big O's then current presence in the market place, reputation and name recognition. The amount and manner of the Initial Advertising must be approved in advance by Big O. If no Local Group exists for the region where Franchisee's Store is located, then the amount of the Initial Advertising shall be agreed upon by Big O and Franchisee.

         15.02. National Advertising Program. Big O has established a National Advertising Program which Big O, in its sole discretion, may decide to terminate or suspend at any time. If Big O does terminate or suspend the National Advertising Program, Big O, in its sole discretion, may re-establish it at any time. Big O shall notify Franchisee as to the manner in which it shall function and the amount of contribution required of Franchisee.

         (a) Not later than the Due Date, Big O or its designee must have received from Franchisee such amount as Big O shall designate, but not more than one percent (1%) of its previous month's Gross Sales, as a contribution to the National Advertising Program which shall be maintained or approved by Big O for Big O system-wide advertising efforts. Big O shall limit any increase in Franchisee's contribution to the National Advertising Program from any amount then currently being charged to one-tenth of one percent (0.1%) in any twelve (12) consecutive month period and an additional one- tenth of one percent (0.1%) for each twelve (12) consecutive months thereafter until the one percent (1%) limitation is reached. Such incremental increases shall not be cumulative so that if Big O fails to adopt an additional incremental increase after any twelve (12) consecutive month period, the next one-tenth of one percent (0.1%) incremental increase will not accrue until actually adopted by Big O and shall constitute the maximum for the next consecutive twelve (12) months; provided, however, in the event Big O shall determine, in its sole judgment and discretion, that a special advertising circumstance or opportunity is available to Big O and/or its franchisees, Big O may propose to the Dealer Planning Board a greater increase during any consecutive twelve (12) month period (up to one percent (1%) limit), and if a majority of the members of the Dealer Planning Board agree to such increase, it shall be implemented by Big O, not withstanding Big O's limitation as to the phasing in of any increases.

         (b) Big O shall, following consultation with the Dealer Planning Board, direct all system-wide advertising efforts, which is provided through the National Advertising Program with sole discretion over the concepts, materials, and media used therein. All National Advertising Program contributions paid by Franchisee and other similarly situated Big O System franchisees to Big O shall be part of the National Advertising Program.

         (c) Franchisee understands and acknowledges that the National Advertising Program is intended to maximize general public recognition and acceptance of the Licensed Marks and for other benefits for the System and that Big O undertakes no obligation in administering the National Advertising Program to insure that any particular franchisee benefits directly or pro rata from the national Advertising. Franchisee agrees that the National Advertising Program may otherwise be used to meet any and all costs incident to such Advertising; provided that no part thereof shall be used by Big O to defray its general operating expenses other than (i) those reasonably allocable to such Advertising, or (ii) other activities reasonably related to the administration or direction of the National Advertising Program and its related programs. No refund of contributions to the National Fund shall be due Franchisee upon termination or nonrenewal of this Agreement.

         (d) Any part of the National Advertising Program contributions paid to Big O, but not spent by Big O during Big O's fiscal year, which Big O may change in its sole discretion, shall remain in the National Advertising Program. Any taxes imposed on the National Advertising Program shall be paid from the National Advertising Program.

         (e) The Dealer Planning Board shall have the right to review all expenditures of the National Advertising Program on a regular basis.

         15.03. Local Fund.

         (a) Franchisee shall also contribute by the Due Date a minimum of four percent (4%) of its Store's Gross Sales for the previous month to Big O or as directed by Big O. If a Local Fund has been established by a Local Group in Franchisee's marketing area, Big O may, in its discretion, direct that all or any part of that contribution be (i) paid to the Local Fund formed by the Local Group for the purpose of local advertising and operated pursuant to such structure and guidelines as Big O may prescribe or approve or (ii) paid to Big O, which may include all or some of such payment in a Local Fund administered by it or may forward all or some of such payment to the Local Fund formed by the Local Group. Franchisee agrees to be bound by the decisions of Big O (or its designee) and its Local Group, if one has been established in Franchisee's marketing area, pertaining to local Advertising, provided such decisions have been approved by Big O and do not violate any applicable laws. From time to time, the Local Group may agree to increase the amount Franchisee is required to spend for Advertising (by contributions to the Local Fund or otherwise), but, subject to the terms of certain documents already effective on this Agreement's Effective Date, not by more than one percent (1%) of Franchisee's Gross Sales on an annual basis.

         (b) Franchisee understands and acknowledges that the Local Fund to which it contributes will generally be used for Advertising in the local area or region of the Store location identified in the Summary Pages, but Big O undertakes no obligation with regard to any Local Funds administered by it or by any Local Group to insure that any particular franchisee benefits directly or pro rata from the expenditures by the Local Fund. The Local Funds may be used to meet any and all costs incident to the Advertising it supports; provided that, as to Local Funds administered by Big O, no part thereof shall be used by Big O to defray its general operating expenses other than (i) those reasonably allocable to such Advertising, or (ii) other activities reasonably related to the administration or direction of the Local Funds and related programs. No refund of contributions to the Local Fund shall be due Franchisee upon termination or nonrenewal of this Agreement. Any part of the Local Fund contributions not spent by Big O or a Local Group during its fiscal year, shall remain in the Local Fund. Any taxes imposed on the Local Fund shall be paid from the Local Fund. Big O retains the discretion to take such action or refrain from taking action as it deems appropriate to enforce the obligation of Franchisee to contribute to a Local Fund as provided in this Agreement and to enforce or refrain from enforcing the obligation of other franchisee to contribute to Local Funds as provided in their franchise agreements with Big O, but Big O has no obligation to Franchisee to enforce payments or contributions (in whole or in part) by other franchisees.

         15.04. Approval of Advertising. Franchisee or the Local Group shall submit (through the mail, return receipt requested) to Big O for its prior written approval (except with respect to prices to be charged), samples of all marketing materials and advertising to be used by Franchisee that have not been prepared or previously approved in all respects by Big O or its designated agents, such approval by Big O shall not be unreasonably withheld. Franchisee shall submit tear sheets, receipts, and other evidence of such Advertising in the manner prescribed by Big O. Franchisee will not be required to submit to Big O copies of any proposed Advertising which has been adopted for use by the Local Group and which was previously approved by Big O for use by the Local Group. Franchisee shall not cause or allow the Licensed Marks, or any of them, to be used or displayed, in whole or in part, as an Internet domain name, or on or in connection with any Internet home page, website or other Internet-related activity without Big O's express prior written consent, and then only in such manner and in accordance with such procedures, standards and specifications as Big O establishes.

16.      STATEMENTS AND RECORDS

         16.01. Invoices. Every sale of Products and Services from the Franchisee's Store shall be accurately recorded on a consecutively numbered invoice or in such other format as Big O may reasonably approve. All invoices, whether voided or used, shall be accounted for by Franchisee.

         16.02. Audit. Throughout the term of this Agreement and for two (2) years thereafter, Franchisee shall maintain for not less than three (3) years original, full, and complete records, accounts, books, data, licenses, and contracts which shall accurately reflect all particulars relating to the Franchised Business and such other statistical and other information or records as Big O may require. Big O or its designated agent shall have the right to examine and audit such records, accounts, books, and data during regular business hours or at reasonable times. If any such examination or audit discloses that Franchisee has understated its Store's Gross Sales by more than two percent (2%), Franchisee shall be obliged to reimburse Big O for the cost and expense of such examination or audit. If Franchisee has understated any amount due Big O or any Local Group or Local Fund, it shall tender payment of the amount due not later than ten (10) days following receipt of the auditor's report, plus interest calculated at a rate which is the lower of eighteen percent (18%) per annum or the highest rate permitted by law. If Franchisee has overpaid Big O or such Local Group or Local Fund, such amount will be credited to Franchisee against monthly royalty fees or advertising contributions due to Big O, the Local Group or the Local Fund beginning with the month following receipt of the auditor's report and continuing until the credit is exhausted.

         16.03. Monthly Reports. On or before each Due Date, Franchisee shall mail to Big O, together with its payments of royalty fees and advertising contributions, monthly reports on forms prescribed from time to time by Big O, stating the fees or contributions due to Big O on account of Gross Sales for the prior month, copies of all sales tax receipts or returns and such other information as Big O may require, all signed and certified as true and correct by Franchisee or Franchisee's Operator. Big O reserves the right to require such reporting and payments to be performed and submitted to Big O electronically.

         16.04. Financial Statements. Franchisee shall deliver to Big O, no later than sixty (60) days from the end of each of Franchisee's fiscal quarters, an unaudited profit and loss statement covering the Franchised Business for such quarter and a balance sheet of the Franchised Business as of the end of such quarter, all of which shall be certified by Franchisee as true and correct. All such statements shall be prepared in a format that has been prescribed or approved by Big O. In addition, Franchisee, as well as any guarantor(s) of this Agreement, shall, within thirty (30) days after request from Big O, deliver to Big O a financial statement, certified as correct and current, in a form which is satisfactory to Big O and which fairly represents the total assets and liabilities of Franchisee and any such guarantor(s).

         16.05. Management Systems. Franchisee must implement any Management Systems required by Big O. Notwithstanding the foregoing, if Franchisee is required to implement a management system, it will not be required to do so more than once every four (4) years.

         16.06. Retail Accounting Center. For the generation of financial statements, the Franchisee is required to use some or all of the services provided by a Retail Accounting Center operating within the Franchisee's Local Group. Franchisee is required to provide sufficient financial information to a Retail Accounting Center to enable that center to prepare on an accurate and timely basis the financial statements that the Franchisee is required to deliver to Big O. Franchisee authorizes the Retail Accounting Centers to deliver such financial statements directly to Big O.

17.      COVENANTS

         17.01. Noncompetition During Term. Except for any businesses already operating and identified on the Summary Pages, during the term of this Agreement, Franchisee and any guarantor(s) hereof covenant, individually, not to engage in or open any business, at any location, other than as a Franchisee of the Big O System, which offers or sells tires, wheels, shock absorbers, automotive services, or other products or services which compete with Big O Products and Services. The purpose of this covenant is to encourage Franchisee and any guarantor(s) hereof to use their best efforts to promote the Big O System, its Products and Services, to protect its Information and trade secrets, and to generate a successful business at the Store.

         17.02. Confidentiality. During the term of this Agreement and thereafter, Franchisee covenants not to communicate either directly or indirectly, divulge to or use for its benefit or the benefit of any other person or legal entity, any trade secrets which are proprietary to Big O or any Information, knowledge, or know-how deemed confidential under SECTION 13 hereof, except as expressly authorized by Big O. The protection granted hereunder shall be in addition to and not in lieu of all other protections for such trade secrets and confidential Information as may otherwise be afforded in law or in equity.

         17.03. No Interference with Business. Franchisee agrees that during the term of this Agreement that it shall not divert or attempt to divert any business of or any actual customers of the Big O System to any competitive business, by direct or indirect inducement or otherwise.

         17.04. Post Termination Covenant Not to Compete. If Franchisee terminates this Agreement other than in a manner prescribed by SECTION 19.03 or if this Agreement is terminated for "good cause" as defined in SECTION 19.01, Franchisee, its Owners, officers, directors, and guarantors covenant that they shall not directly or indirectly, for a period of two (2) years after the Termination Date of this Agreement, engage in any business, other than as a Franchisee of the Big O System, which offers or sells tires, wheels, shock absorbers, automotive services, or other products or services which compete with Big O Products and Services within a ten (10) mile radius of the Premises or within a ten (10) mile radius of any other Big O Store which was operational or under construction on the Termination Date.

If a former Franchisee or guarantor commits a breach of this SECTION 17.04, the two year period shall start on the date that the former Franchisee or guarantor is enjoined from competing or stops competing, whichever is later.

         17.05. Survivability of Covenants. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this SECTION 17 is held unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Big O is a party, Franchisee expressly agrees to be bound by any lesser covenant imposing the maximum duty permitted by law that is subsumed within the terms of the covenant, as if the resulting covenant were separately stated in and made a part of this SECTION 17. Franchisee further expressly agrees that the existence of any claim it may have against Big O, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Big O of the covenants in this SECTION 17. The covenants in this SECTION 17 shall survive the Termination Date or Expiration Date of this Agreement.

         17.06. Modification of Covenants. Franchisee understands and acknowledges that Big O shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in this SECTION 17 or any portion hereof, without Franchisee's consent, effective immediately upon receipt by Franchisee of written notice thereof; and Franchisee agrees that it shall comply immediately with any covenant as so modified.

18.      TRANSFER AND ASSIGNMENT

         18.01. Assignment by Big O. This Agreement and all rights and duties hereunder may be freely assigned or transferred by Big O and shall be binding upon and inure to the benefit of Big O's successors and assigns.

         18.02. Right of First Refusal. Because Big O or someone known to Big O may be interested in purchasing Franchisee's Franchised Business, the Premises, or an interest in either, if Franchisee decides to make a Transfer, Franchisee agrees to offer in writing to make the Transfer to Big O, and describe the terms under which Franchisee offers to make such a Transfer. If Big O has not offered to purchase what the Franchisee has offered to Transfer to Big O within thirty
(30) days after Big O receives the notice from Franchisee, Franchisee may then offer to make the Transfer to third parties on the same or not more favorable terms and conditions as were offered to Big O. If Franchisee does not consummate, in accordance with the terms offered to Big O, the Transfer within six (6) months after Franchisee gives notice of the Transfer to Big O, Franchisee shall not make the Transfer without again first offering to make the Transfer to Big O.

         18.03. Transfer Legend. Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee and that Big O has granted the Franchise in reliance on Franchisee's personal background, business skills, experience, and financial capacity. It is important to Big O that Franchisee be known to Big O and always meet Big O's standards and requirements. Accordingly, neither Franchisee nor any Owner shall be permitted or have the power, without the prior written consent of Big O, to make any Transfer. To assure compliance by Franchisee with the transfer restrictions contained in this SECTION 18, all share or stock certificates of Franchisee, or other evidence of ownership in a Franchisee which is an Entity, shall at all times contain a legend sufficient under applicable law to constitute notice of the restrictions on such stock, or other said evidence of ownership, contained in this Agreement and to allow such restrictions to be enforceable. Such legend shall appear in substantially the following form:

         "The sale, transfer, pledge, or hypothecation of this [stock] is restricted pursuant to the terms of SECTION 18 of a Franchise Agreement dated between Big O Tires, Inc., and the issuer of these [shares]."

Any Transfer that does not comply with the terms of this SECTION 18 shall be null and void.

         18.04. Pre-Conditions to Franchisee's Assignment. If Franchisee or any Owner desires to make a Transfer, such person or Entity must comply with the following terms, conditions, and procedures to effectuate a valid Transfer:

         (a) If any proposed assignment of any rights under this Agreement, or if any other Transfer which, when aggregated with all previous Transfers, would in the reasonable opinion of Big O, result in the transfer of fifty percent (50%) or more of the voting and Equity interest of the ownership of the Premises or Franchisee or the Franchised Business ("Change in Control"):

                  (i) The transferee must apply for a Big O franchise and must meet all of Big O's then current standards and requirements for becoming a Big O franchisee (which standards and requirements need not be written);

                  (ii) The transferee or Franchisee shall, at Big O's election, execute the then current form of Franchise Agreement generally being offered to franchisees in the State in which the Big O Store is located. Such agreement shall generally provide for a new term equal to the term of the standard Big O franchise agreement then being offered, and may include, without limitation, different fee structures, modified Trade Areas and/or increased fees;

                  (iii) Notwithstanding the foregoing, Big O or its assignee may, within thirty (30) days after receipt of notice as provided in SECTION 18.04(B)(I), below, elect the Option to purchase the interest being offered by Franchisee or any Owner; and

                  (iv) The transferee or Franchisee shall, at Big O's election, have obtained prior to the Transfer a surety bond or letter of credit in an amount not less than $10,000 (or such other amount as designated by Big O from time to time) per each Big O Store which is subject to the Transfer issued by a surety company or bank reasonably acceptable to Big O in favor of Big O or, at Big O's election, to the Local Group designated by Big O, which surety bond or letter of credit may not be revoked, terminated or modified until two years (or such other time period as designated by Big O from time to time) after the date of the Transfer. Such bond or letter of credit shall be payable to the order of Big O or the Local Group, as the case may be, for any nonpayment by the transferee or Franchisee of contributions due to the National Advertising Program or the Local Fund pursuant to the Franchise Agreement to which the transferee or Franchisee is a party; or

         (b) Regardless of the degree of control which would be affected by a proposed Transfer:

                  (i) Franchisee shall first notify Big O in writing of any bona fide proposed Transfer and set forth a complete description of all terms and fees of the proposed Transfer in the manner prescribed by Big O, including the name, address, financial qualifications, and previous five

                  (5) years business experience of the prospective transferee and its owners, officers, directors, partners, members and management, in the case of an Entity;

                  (ii) If Big O or its assignee fails to exercise the Option to purchase the interest as provided in SECTION 18.04(A)(III) or if the Option right is not available to Big O due to a transfer of less than fifty percent (50%) of Franchisee's ownership, Big O shall, within thirty (30) days after receipt of the notice as provided in SECTION 18.04(B)(I), above, notify Franchisee in writing of its approval or disapproval of the prospective transferee. Big O's approval will be granted only if the prospective transferee, its Owners, and/or
                  Operator: (a) meets Big O's then current standards for new franchisees, which standards need not be in writing; (b) demonstrates to Big O's satisfaction that it or its Operator meets Big O's managerial, business, and technical standards;
                  (c) possesses a good moral character, business reputation, and satisfactory credit rating; and (d) has the aptitude, ability, and financial capacity to operate the Franchised Business (as may be evidenced by prior related business experience or otherwise). Big O reserves the right to disallow a transfer of the Premises (without a transfer of the Franchised Business) to a person which would operate a business from the Premises which sells or offers for sale products or services which are the same as or similar to those offered for sale through the Franchised Business;

                  (iii) If Big O approves the proposed transferee, Franchisee or the Owner may transfer the interest to the proposed transferee at a price and under terms and conditions which are not more favorable than the terms offered to Big O. Big O's approval is conditioned upon the proposed transferee or its Operator having completed (to the satisfaction of Big O) the training program then currently required of Big O franchisees or Operators;

                  (iv) Prior to the consummation of any such Transfer, Franchisee shall pay all amounts due to Big O and cure all other breaches of this Agreement and any other agreement or loan document it may have with Big O;

                  (v) Big O will, as a condition of any Transfer involving a Change in Control of Franchisee, the Store or its Assets, require Franchisee or transferee to pay a transfer fee (but no initial franchise fee) to reimburse Big O for any expenses which may be incurred in its review, analysis, and preparation of any documentation relating to the Transfer, including legal and accounting fees, and additional assistance as may be requested by the Franchisee related to the Franchisee's resale of the Store. The transfer fee will be one thousand five hundred dollars ($1,500). In addition, if the transferee requires training, the Franchisee or Transferee will also be charged a training fee of three thousand dollars ($3,000). Big O shall be the sole arbiter of whether a Change in Control occurred as a result of a single Transfer or a group of Transfers.

                  For any transfer of less than fifty percent (50%) of Franchisee's ownership, Big O will, as a condition of any Transfer involving less than fifty percent (50%) of Franchisee's ownership in the Franchise, the store or its assets, require the Franchisee or the transferee to pay a transfer fee (but no initial franchise fee) to reimburse Big O for any expenses which may be incurred in its review, analysis and preparation of any documentation relating to the Transfer, including legal and accounting fees and additional assistance as may be requested by the Franchisee related to the resale of the Store. The transfer fee will be five hundred dollars ($500). Big O shall be the sole arbiter of whether a Change in Control will occur as a result of a single Transfer or a group of Transfers;

                  (vi) Big O may require the transferor and its Owners and guarantors to guarantee the obligations of Transferee under this Agreement or under any new Franchise Agreement entered into between transferee and Big O;

                  (vii) Prior to approving a Transfer involving a Change in Control, Big O may inspect Franchisee's Store and as a result of such inspection, Big O may prepare a "Punch List" setting forth the necessary repairs, maintenance, or other upgrading of the Store which will become a condition of Big O's approval of the Transfer;

                  (viii) If the Franchisee acquired its interest in the Franchise as a Pioneer, Converter, or pursuant to a Development Agreement, and the Franchisee makes a Transfer of its interest within two (2) years of the Effective Date of this Agreement, the Franchisee must pay Big O as a condition of such Transfer the difference between the initial franchise fee paid by Franchisee and twenty-five thousand dollars ($25,000), the standard initial franchisee fee charged by Big O for new franchises when Franchisee executed this Agreement; and

                  (ix) Franchisee shall comply with all other applicable transfer requirements as designated in the Manual or otherwise in writing.

         18.05. Death of Franchisee. Notwithstanding any other provision in this
SECTION 18, if a Survivor desires to acquire or retain the interest of a decedent of a Franchisee or in a Franchisee and continues to operate the Franchised Business pursuant to the System, the Survivor may do so under the terms of this Agreement subject only to:

         (a) The Survivor's execution and delivery to Big O of a written agreement to be bound:

                  (i) By the terms of this Agreement; and

                  (ii) By the terms of any guaranty of this Agreement;

         (b) Satisfactory completion of initial training by the Survivor, Survivor's Operator, or Manager and such other managerial personnel as Big O may designate within the time periods prescribed by Big O; and

         (c) The Survivor's payment of all travel, lodging, food, and similar expenses incurred by it or its Operator or managerial personnel in attending the training prescribed by SECTION 11.02. If the Survivor does not desire to acquire or retain such interest, then the Survivor shall have a reasonable period of time, but no more than six (6) months, to make a Transfer to a transferee acceptable to Big O subject to compliance with the procedures set forth in this SECTION 18, provided, the Survivor throughout such period fulfills all duties of Franchisee under this Agreement.

         18.06. No Waiver. Big O's consent to a Transfer hereunder shall not constitute a waiver of any claims Big O may have against Franchisee or the transferring party or Big O's right to demand exact compliance with any provision of this Agreement.

         18.07. Excepted Transfers. The provisions of SECTIONS 18.02 and 18.04(B)(II) shall not apply to: (a) any Transfer to a spouse, parent, child, or sibling of Franchisee or any Owner; (b) a Transfer to a spouse, parent, child, or sibling of Franchisee or any Owner which, in the aggregate, amounts to a Transfer of less than a controlling interest in Franchisee, the Franchised Business, or the Premises; or (c) any Transfer to a Manager or Operator of the Franchised Business pursuant to an equity acquisition program or agreement of Franchisee approved by Big O prior to such Transfer.

19.      DEFAULT AND TERMINATION

         19.01. Termination by Big O. Big O may terminate this Agreement for good cause, without prejudice to the enforcement of any legal or equitable right or remedy, immediately upon giving written notice of such termination and the reason or cause for the termination, and, except as hereinafter provided, without providing Franchisee an opportunity to cure the default. Without in any way limiting the generality of the meaning of the term "good cause," the following occurrences shall constitute sufficient basis for Big O to terminate the Agreement:

         (a) If Franchisee fails to pay any financial obligation pursuant to this Agreement including, but not limited to, payments to Big O or any other supplier for Products and Services, and fails to cure such failure to pay within five (5) days after Big O gives Franchisee a written notice of default;

         (b) If Franchisee fails to perform or breaches any covenant, obligation, term, condition, warranty, or certification herein and fails to cure such non-compliance within thirty (30) days after Big O gives Franchisee written notice of default;

         (c) If Franchisee fails to open the Store and commence business within eighteen (18) months of the Effective Date of this Agreement, or if Franchisee fails to commence business on such other Commencement Date as the parties hereto may have agreed. Notwithstanding the foregoing, Big O will agree to extend the time period to commence business so long as the Franchisee can demonstrate to Big O's reasonable satisfaction that the need to extend the time period is a result of factors beyond the Franchisee's reasonable control;

         (d) If Franchisee makes, or has made, any materially false statement or report to Big O in connection with this Agreement or the application therefor;

         (e) If Franchisee operates the Franchised Business or uses the Licensed Marks in a manner contrary to or inconsistent with this Agreement, specifications by Big O, or as stated in the Manual, and Franchisee fails to cure such deficiency within thirty (30) days after Big O gives a written notice of default;

         (f) If Franchisee, a Owner, guarantor, or transferee violates any transfer or assignment provision contained in SECTION 18 of this Agreement;

         (g) If Franchisee receives from Big O more than three (3) valid notices of default of this Agreement in the same twelve (12) month period, regardless of whether previous defaults have been cured;

         (h) If Franchisee fails to operate or keep the Franchised Business open for more than five (5) consecutive business days other than with Big O's express written approval or due to an event beyond the Franchisee's reasonable control (e.g.: damage or destruction, flooding, civil disturbance), or if Franchisee ceases to operate all or any part of the Franchised Business conducted under this Agreement or defaults under any loan, lending agreement, mortgage, deed of trust or lease with any party covering the Premises, and such party treats such act or omission as a default, and Franchisee fails to cure such default to the satisfaction of such party within any applicable cure period granted Franchisee by such party and such default with a third party has or would likely have an adverse impact to the Franchisee or the Big O System generally;

         (i) If Franchisee or any person owning an interest in Franchisee is convicted of any felony or crime of moral turpitude regardless of the nature thereof, or any other crime or offense relating to the operation of the Franchised Business, or if Franchisee engages in any conduct which reflects materially and unfavorably upon the operation of the Franchised Business;

         (j) If Franchisee becomes insolvent or makes a general assignment for the benefit of creditors, or if a petition in bankruptcy is filed by Franchisee, or such a petition is filed against and consented to by Franchisee, or if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets is filed and consented to by Franchisee, or if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, other than as described in SECTION 18.05, is appointed;

         (k) If Franchisee or any guarantor(s) hereof defaults in any other agreement or loan document with Big O or if Franchisee defaults under the terms of any lease of the Premises or if Franchisee fails to comply with the requirements of any Local Group operating pursuant to standards prescribed or approved by Big O including, but not limited to, any requirement to pay dues or make advertising contributions, and such default is not cured in accordance with the terms of such other agreement, loan document, or lease, or the by-laws of the Local Group;

         (l) If Franchisee fails, for a period of ten (10) days after notification of non-compliance, to comply with any law or regulation applicable to the operation of the Franchised Business;

         (m) If Franchisee sells, offers for sale, or gives away at the Premises any products or services which have not been previously approved by Big O in writing, or which have been subsequently disapproved;

         (n) If Franchisee shall have understated its Gross Sales to Big O on two (2) or more occasions; or

         (o) If a court of competent jurisdiction or an arbitration tribunal in a final and unappealed judgment determines that any significant amount of the payments or compensation which Franchisee has agreed to pay Big O pursuant to the terms hereof is unlawful, or that all or a significant part of Franchisee's payment obligations hereunder are void or voidable by Franchisee.

         Remedies to Big O. If the Franchisee is in default and has failed to cure such default in a manner prescribed by the Franchise Agreement, in addition to the rights Big O has to terminate the agreement, the Franchisee agrees to pay to Big O, among the many remedies available to Big O, royalties and any lost gross profits.

         19.02. Governing State Law. If a different notice or cure period or good cause standard is prescribed by applicable law, it shall apply to a termination of this Agreement.

         19.03. Termination by Franchisee. Franchisee may only terminate this Agreement if Big O has committed a material breach of any of Big O's obligations under this Agreement and has failed to cure such breach within thirty (30) days after Franchisee has given written notice to Big O of such breach.

         19.04. Force Majeure. Notwithstanding anything contained in this Agreement to the contrary, neither party shall be in default hereunder by reason of its delay in performance of, or failure to perform, any of its obligations hereunder, if such delay or failure is caused by:

         (a) strikes or other labor disturbance;

         (b) acts of God, or the public enemy, riots or other civil disturbances, fire, or flood;

         (c) interference by civil or military authorities;

         (d) compliance with governmental laws, rules, or regulations that were not in effect and could not be reasonably anticipated as of the date of this Agreement;

         (e) delays in transportation, failure of delivery by suppliers, or inability to secure necessary governmental priorities for materials; or

         (f) any other fault beyond its control or without its fault or negligence. In any such event, the time required for performance of such obligation shall be the duration of the unavoidable delay.

20.      POST TERMINATION OBLIGATIONS

         20.01. Post-Termination Obligations. Upon the Expiration or Termination of this Agreement by any means or for any reason, Franchisee shall immediately:

         (a) Cease to be a Franchisee of Big O and cease to operate the former Franchised Business under the Big O System. Franchisee shall not thereafter, directly or indirectly, represent to the public that the former Franchised Business is or was operated or in any way connected with the Big O System or hold itself out as a present or former Franchisee of Big O;

         (b) Pay all sums owing to Big O. Upon termination for any default by Franchisee, such sums shall include actual and consequential damages, costs, and expenses incurred by Big O as a result of the default;

         (c) Return to Big O the (i) Manual and any training modules or other proprietary information and supplements thereto and all trade secrets and confidential materials owned or licensed by Big O and all copies thereof other than Franchisee's copy of the Franchise Agreement, copies of any correspondence between the parties, and any other document which Franchisee reasonably needs for compliance with any applicable law;
         (ii) return or discontinue use of all forms, advertising matter, marks, devises, insignias, slogans, designs, signs, any computer systems including software and/or hardware; and (iii) discontinue the use of all copyrights, Licensed Marks, trade names and patents now or hereafter applied for or granted in connection with the operation of the Franchise;

         (d) Provide to Big O, upon its request, a complete list of any outstanding obligations that Franchisee may have to any third parties including outstanding customer orders. Big O shall have the right, but not the obligation, to fill any such outstanding customer orders generated by Franchisee and in such event, Franchisee shall immediately reimburse Big O for any costs or expenses incurred by Big O in doing so. In addition, Big O shall have the right to cancel any orders placed by Franchisee for which delivery has not been made;

         (e) Take such action as may be required by Big O to transfer and assign to Big O or its designee all telephone numbers, white and yellow page telephone references and advertisements, and all trade and similar name registrations and business licenses, and to cancel any interest which Franchisee may have in the same. The Franchisor is hereby appointed as the Franchisee's attorney-in-fact for such purpose and such power, being coupled with an interest, shall be irrevocable;

         (f) Cease to use in Advertising, or in any manner whatsoever, any methods, procedures, or techniques associated with the Big O System in which Big O has a proprietary right, title, or interest; cease to use the Licensed Marks, and any other marks and indicia of operation associated with the Big O System and remove or change all Trade Dress, Products and Services, and other indicia of operation under the Big O System from the Premises, at Franchisee's expense and in a manner satisfactory to Big O. Unless otherwise approved in writing by Big O, Franchisee shall return to Big O all copies of materials bearing the Licensed Marks;

         (g) Cease accepting the Big O credit card Franchisee has with Bank One, or any other designated lender;

         (h) Franchisee shall immediately make available to Big O all customer lists as such was developed while a Franchisee;

         (i) Strictly comply with all other provisions of this Agreement pertaining to post-termination obligations, including, without limitation, those contained in SECTIONS 13 and 17; and

         (j) Cease performing any tire adjustments as of the Termination Date and refer such adjustments to other existing RSCs or other Stores for processing. Franchisee shall receive no allowance for tire adjustments upon termination.

         20.02. Right to Repurchase. Big O shall have the right, but not the obligation, to purchase:

         (a) Some or all of the Products and Services and supplies at the Store and the equipment, furnishings, fixtures, or signs at the Premises which bear the Licensed Marks for a mutually agreed upon price within thirty (30) days of the Termination Date or the Expiration Date.

         (b) If Big O elects to exercise such a right, it may offset the purchase price against any other amounts owed by Franchisee to Big O pursuant to this or any agreement or loan document. Before exercising any such rights, Big O shall have the right to enter upon the Premises during reasonable hours to take an inventory of the Franchised Business.

         20.03. Right of First Refusal. Upon receipt by Franchisee of an offer to purchase Franchisee's Products and Services, equipment, supplies, fixtures or signs at the Premises, Franchisee hereby grants Big O a right of first refusal to purchase any of such items by matching the bona fide monetary purchase price and payment schedule terms, less any brokerage commission without having to match any other non- monetary terms of the proposed purchase by Franchisee's buyer(s). Franchisee must give Big O written notice of any such bona fide offer. If within thirty (30) days after receipt of such notice, Big O has neither exercised its right of first refusal nor notified Franchisee of its rejection thereof, Franchisee may sell such items as were covered by the offer at the expiration of the thirty (30) day period.

         20.04. De-Identification of Assets Upon Sale. If Big O determines not to exercise its option to repurchase any such items, Franchisee may continue to sell its remaining Products and Services, equipment, supplies, and fixtures, but may not identify itself as a Big O Franchisee. Franchisee shall otherwise abide by the terms of this SECTION 20.

21.      INSURANCE

         21.01. Insurance Coverage. Franchisee shall, at its expense and no later than upon the Commencement Date, procure and maintain in full force and effect throughout the term of this Agreement either the approved Big O Dealers National Insurance Program ("Program") then in effect or the types of insurance enumerated in this Agreement, which shall be in such coverages, limits and amounts as may from time to time be required by Big O, and which shall designate Big O, its directors, officers, employees, agents and other Big O designees as additional named insured(s). Unless otherwise agreed to by Big O, Franchisee shall procure and maintain whichever limits and coverages are greater in a comparison of the insurance enumerated in the Manual and the insurance enumerated in the Program. If the Franchisee chooses not to procure insurance pursuant to the Program, Franchisee shall procure the following insurance coverages, limits and amounts:

         (a) Workers' Compensation insurance with statutory limits for Coverage A as prescribed by the statutes of the state of the Franchised Business; including Coverage B, Employers Liability, with limits not less than or equivalent to five hundred thousand dollars ($500,000) each person, five hundred thousand dollars ($500,000) each occurrence, and five hundred thousand dollars ($500,000) annual aggregate;

         (b) Comprehensive or Commercial General Liability insurance covering all operations and premises of the Franchised Business, including but not limited to Product Liability, Completed Operations Liability, Personal Injury Protection, Advertisers Liability, Fire Legal Liability, Medical Payments, and Contractual Liability, with limits not less than the equivalent of one million dollars ($1,000,000) per occurrence combined single limit for bodily injury and property damage;

         (c) Vehicular/Automobile Liability insurance, including Uninsured Motorist and Medical Payments, covering owned, non-owned, hired, leased or other vehicles associated, directly or indirectly, with the Franchised Business, with limits of not less than the equivalent of one million dollars ($1,000,000) per occurrence combined single limit for bodily injury and property damage;

         (d) "All Risk" Property insurance covering risk of loss to real and personal property; including but not limited to, Accounts Receivable, Valuable Papers, Glass, Signs, Employees' Tools, Loss of Rents, and other building contents - including flood and earthquake coverage if appropriate for the location of the specific Franchised Business-for repair/replacement coverage and valuation of all assets. This coverage will include Business Income/Extra Expense insurance for extra expenses incurred and/or profits lost due to a covered, "All Risk" peril (Business Interruption Valuation Worksheets will be submitted by Franchisee to Big O annually for evaluation and approval). Any coinsurance provisions should apply only to values reported and should have no adverse impact on claim settlement (an Agreed Amount Endorsement should be obtained, if possible);

         (e) Inland Marine insurance covering all signs, tools and equipment, and cargo being transported by rail, motortruck, or other common carrier conveyances where the Franchised Business has title or responsibility for transported goods, with limits of no less than ten thousand dollars ($10,000) per any one conveyance;

         (f) Garage Liability and Garagekeepers Legal Liability insurance covering all vehicle storage, garage premises and other operations arising out of the Franchised Business and non-owned use and/or operation of vehicles, with Garage Liability limits of not less than the equivalent of one million dollars ($1,000,000) per occurrence combined single limit for bodily injury and property damage and Garagekeepers Legal Liability of not less than the equivalent of one hundred thousand dollars ($100,000) per location;

         (g) Boiler and Machinery insurance covering all real and personal property; including, but not limited to, pressure vessels, machinery, piping, tubing and other high and low pressurized items at the Franchised Business for the repair/replacement valuation of all assets. This coverage shall include Business Income/Extra Expenses insurance for additional expenses incurred and/or profits lost;

         (h) Comprehensive Fidelity/Crime insurance covering Employee Dishonesty with limits no less than twenty-five thousand dollars ($25,000); Forgery with limits no less than ten thousand dollars ($10,000); Money and Securities Inside Premises with limits no less than ten thousand dollars ($10,000); and Money and Securities Outside Premises with limits no less than ten thousand dollars ($10,000); and

         (i) Commercial Umbrella Liability insurance covering all underlying liability insurance coverages enumerated in this section, with no gaps between underlying and umbrella limits or coverage with excess and primary limits of no less than the equivalent of two million dollars ($2,000,000) per occurrence combined single limit for bodily injury and property damage.

         21.02. Proof of Insurance. Prior to the Commencement Date, Franchisee shall make timely delivery of a signed original certificate or certificates of all required insurance coverages to Big O, which shall contain the authorized agent's business name, address and phone number, together with a statement by the insurer that the policy will not be canceled or materially changed without at least sixty (60) days prior written notice to Big O that the alteration or cancellation is being made. All insurance coverages will be underwritten by a company acceptable to Big O, with a Best's Rating of no less than "A-" or a financial statement of the insurer approved by Big O. If Franchisee fails to purchase required insurance conforming to the standards prescribed by Big O, Big O may obtain such insurance for Franchisee, and Franchisee shall pay Big O the cost of such insurance plus a ten percent (10%) administrative surcharge.

         21.03. Survival of Indemnification. The procurement and maintenance of the greater of the prescribed insurance coverages set forth in the Manual or those set forth in the Program shall not relieve Franchisee of any liability to Big O assumed under any indemnification requirement of this Agreement.

         If Big O deems it appropriate, Franchisee shall, upon Big O's request, provide to Big O a true, complete certified copy of all, or a part of the Franchisee's insurance policies within 10 days of receiving such request. In addition, upon Big O's request, the Franchisee shall provide to Big O renewal certificates of insurance, or certified insurance binders, for all required coverages no fewer than 10 days before the indicated anniversary date(s) of such insurance coverages.

22.      TAXES, PERMITS, AND INDEBTEDNESS

         22.01. Payment of Taxes. Franchisee shall promptly pay when due any and all federal, state, and local taxes including without limitation, unemployment and sales taxes, levied or assessed with respect to any Products and Services distributed or sold pursuant to this Agreement and all accounts or other indebtedness of every kind incurred by Franchisee in the operation of the Franchised Business.

         22.02. Compliance with Laws. Franchisee shall comply with all applicable federal, state, and local laws, rules and regulations, including, without limitation, environmental laws related to tire disposal. Franchisee shall obtain any and all permits, certificates, and licenses required for the full and proper conduct of the Franchised Business.

         22.03. Payment of Debts. Franchisee hereby expressly covenants and agrees to accept full and sole responsibility for any and all debts and obligations incurred in the operation of the Franchised Business.

23.      INDEMNIFICATION AND INDEPENDENT CONTRACTOR STATUS

         23.01. Indemnification. Franchisee agrees to protect, defend, indemnify, and hold Big O and its Affiliates, their directors, officers, shareholders, employees and agents jointly and severally, harmless from and against all claims, actions, proceedings, damages, costs, expenses and other losses (including death) and liabilities, consequently, directly or indirectly incurred (including, without limitation, attorneys', accountants' and other related fees) as a result of, arising out of, or connected with the operation of the Franchised Business, including, without limitation, the failure of Franchisee to comply with any relevant environmental and tire disposal laws. Franchisee shall not, however, be liable for claims arising exclusively as a result of Big O's intentional or fraudulent acts or omissions or to the extent such acts are Big O's sole negligence.

         23.02. Independent Contractor. In all dealings with third parties, including, without limitation, customers, employees, and suppliers, Franchisee shall disclose in an appropriate manner acceptable to Big O that it is an independent entity operating under a franchise granted by Big O. Franchisee shall submit all applications and enter into all contracts in its designated corporate name or such other fictitious names, which have been approved by Big O, but not in the name "Big O Tires" or in any other name which includes the name "Big O". Nothing in this Agreement is intended by the parties hereto to create a fiduciary relationship between them nor to constitute Franchisee or Franchisee's employees or contractors as an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of Big O for any purpose whatsoever. It is understood and agreed that Franchisee is an independent contractor and is in no way authorized to make any contract, warranty, or representation or to create or imply any obligation on behalf of Big O.

24.      WRITTEN APPROVALS, WAIVERS, AND AMENDMENT

         24.01. Written Approval. Whenever this Agreement requires Big O's prior approval, Franchisee shall make a timely written request. Unless a different time period is specified in this Agreement, Big O shall respond with its approval or disapproval within fifteen (15) business days.

         24.02. Waiver. No failure of Big O to exercise any power reserved to it by this Agreement and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Big O's right to demand exact compliance with any of the terms herein. A waiver or approval by Big O of any particular default by Franchisee or any other Big O franchisee or acceptance by Big O of any payments due hereunder shall not be considered a waiver or approval by Big O of any preceding or subsequent breach by Franchisee of any term, covenant, or condition of this Agreement. Big O shall not be deemed to have waived any of its rights under this Agreement, including any right to receive payment in full for any Product or Service provided, nor shall Franchisee be deemed to have been excused from performance of any of its obligations pursuant to this Agreement, unless such waiver or excuse is written and executed by an authorized representative of Big O and Franchisee.

         24.03. Modification. No amendment, change, or variance from this Agreement shall be binding upon either Big O or Franchisee except by mutual written agreement. If an amendment of this Agreement is executed at Franchisee's request, any legal fees or costs of preparation of such amendment and any amendment of a franchise registration arising in connection therewith shall be paid by Franchisee.

25.      DEALER PLANNING BOARD

         25.01. Dealer Planning Board. Big O has established a Dealer Planning Board ("DPB"), consisting of franchisee representatives, which is designed to review aspects of Big O's strategic business plan as may be presented from time to time by Big O and to advise Big O's management on issues of concern to Big O franchisees. Through a representative elected from Franchisee's Local Group, Franchisee shall be represented on the DPB.

         25.02. Special Interest Issues. Big O has granted the DPB the authority to participate with Big O's management in making policy decisions relating to issues in which the DPB is deemed to have a special interest. The issues of "Special Interest" include, but may not be limited to:

         (a) advertising policies and the creation of a National Advertising Program;

         (b) standards of operation; and the implementation of new programs which may require the addition of new equipment and fixtures for the store;

         (c) selection of Products and Services offered at Big O Stores;

         (d) changes in the Licensed Marks anticipated to require the majority of franchisees to expend more than five thousand dollars ($5,000.00) per Store; and

         (e) input in establishment of warranties and guaranties.

         25.03. Disapproval of Management Proposal. With respect to those issues in which the DPB has a Special Interest, the DPB may, after consulting with the members of the Local Groups, vote to disapprove a proposal of Big O's management. If, pursuant to established procedures which have been approved by Big O, the DPB shall disapprove a proposal of Big O's management, the proposal may only become effective if, following a presentation to the Big O policy committee by a representative of the DPB, Big O's policy committee votes to adopt management's proposal.

         25.04. Compliance with Modification. Franchisee agrees to comply with any and all modifications to Big O's standards of operation, procedures, or other requirements adopted pursuant to the procedures described in this SECTION 25.

26.      RIGHT OF OFFSET

         26.01. Right of Offset. Big O shall have the right at any time before or after termination of this Agreement, without notice to Franchisee, to offset any amounts or liabilities that may be owed by the Franchisee to Big O against any amounts or liabilities that may be owed by Big O to Franchisee under this Agreement or any other agreement, loan, transaction or relationship between the parties.

27.      ENFORCEMENT

         27.01. Declaratory and Injunctive Relief. Big O or its designee shall be entitled to obtain without bond, declarations, temporary and permanent injunctions, and orders of specific performance:

         (a) To enforce the provisions of this Agreement relating to: (i) Franchisee's use of the Licensed Marks; (ii) the obligations of Franchisee upon termination or expiration of this Agreement; or (iii) the Transfer and Assignment requirements of SECTION 18; or

         (b) to prohibit any act or omission by Franchisee or its employees that: (i) constitutes a violation of any applicable law or regulation;
         (ii) is dishonest or misleading to prospective or current customers or clients of businesses operated under the System; (iii) constitutes a danger to other Big O franchisees, their employees, customers, clients or the public; or (iv) may impair the goodwill associated with the Licensed Marks.

         27.02. Costs of Enforcement. If Big O secures any declaration, injunction or order of specific performance pursuant to SECTION 27.01 hereof, if any provision of this Agreement is enforced at any time by Big O or if any amounts due from Franchisee to Big O are, at any time, collected by or through an attorney at law or collection agency, Franchisee shall be liable to Big O for all costs and expenses of enforcement and collection including, but not limited to, court costs and reasonable attorneys' fees, including the fair market value of any time expended by legal counsel employed by Big O.

28.      NOTICES

         28.01. Notices. Any notice required to be given hereunder shall be in writing and shall be mailed by registered or certified mail or overnight courier. Notices to Franchisee or Big O shall be addressed to it at their address as listed on the Summary Pages or to such other addresses as that party may hereafter prescribe by notice given in accordance with this SECTION 28.01. Franchisee shall also simultaneously deliver a copy of each notice, which it delivers to Big O, to the Franchisee's designated regional representative, at the address designated by Big O in writing to Franchisee. Any notice complying with the provisions hereof shall be deemed to be given on the date of mailing.

29.      GOVERNING LAW

         29.01. Governing Law. This Agreement is accepted by Big O in the State of Colorado and shall be governed by and interpreted in accordance with Colorado law, which law shall prevail in the event of any conflict of law. Big O and Franchisee consent to personal and subject matter jurisdiction and venue in Denver, Colorado.

         29.02. Jurisdiction. The parties hereto agree that it is in their best interest to resolve disputes between them in an orderly fashion and in a consistent manner. Therefore, the parties consent to the exclusive jurisdiction of either Colorado state courts or the United States Federal District Court for the District of Colorado for any litigation relating to this Agreement or the operation of the Franchised Business thereunder. Franchisor and Franchisee irrevocably constitute and appoint the persons designated on paragraphs 10 and 11 of the Summary Pages to be their true and lawful agents, to receive service of any lawful process in any civil litigation or proceeding arising under this Agreement, and service upon such agent shall have the same force and validity as if personal service had been effected on the other party; provided that notice of service and a copy of any process served shall be sent by registered or certified mail, addressed to the other party at the address specified pursuant to SECTION 28.01.

30.      SEVERABILITY AND CONSTRUCTION

         30.01. Severability. Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. Whenever there is any conflict between any provisions of this Agreement or the Manual and any applicable present or future statute, law, ordinance, or regulation contrary to law to which the parties have no legal right to contract, the latter shall prevail, but in such event, of the provisions of this Agreement or the Manual thus affected, those provisions shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. If any part, Article, Section, sentence or clause of this Agreement or the Manual shall be held to be indefinite, invalid or otherwise unenforceable, the provision which is indefinite, invalid or unenforceable shall be deemed deleted, and the remaining part of this Agreement shall continue in full force and effect.

         30.02. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

         30.03. Construction. All terms and words used herein shall be construed to include the number and gender as the context of this Agreement may require. The parties agree that each section of this Agreement shall be construed independently of any other section or provision of this Agreement. As used in this Agreement, the words "include", "includes" or "including" are used in a non-exclusive sense. Unless otherwise expressly provided herein to the contrary, any consent, approval or authorization of Big O which Franchisee may be required to obtain hereunder may be given or withheld by Big O in its sole discretion, and on any occasion where Big O is required or permitted hereunder to make any judgment or determination, including any decision as to whether any condition or circumstance meets Big O's standards or satisfaction, Big O may do so in its sole judgment. Article and Section titles used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants, or conditions of this Agreement. Schedules 3, 4, 5, 7 and 8 shall not be effective as part of this Agreement unless signed by the party or parties thereto.

31.      ACKNOWLEDGEMENTS

         (a) Big O acknowledges that Franchisee's principal interest in obtaining the Franchise granted herein is to obtain Big O Brand Tires and a competitive source of supply for Products and Services. Big O acknowledges its obligation to have products available to its franchisee's that enhance and support the Big O System, and further acknowledges its obligation to seek to attempt to maintain a competitive source of supply for the benefit of its franchisees and to aid in the promotion of Big O Products and Services.

         (b) Franchisee understands and acknowledges that the business licensed under this Agreement involves business risks and that Franchisee's volume, profit, income and success is dependent primarily upon Franchisee's ability as an independent business operator.

         (c) Big O expressly disclaims the making of, and Franchisee acknowledges that it has not received from any representative of Big O, any warranty or guaranty, express or implied, as to the obligation of Big O to provide Franchisee with any specific or sufficient amount of Products and Services or as to the potential volume, profit, income or success of the Franchised Business.

         (d) Franchisee acknowledges that Big O or its agent has provided Franchisee with a Franchise Offering Circular not later than the earlier of the first personal meeting with a Big O representative held to discuss the sale of the Franchise, ten (10) business days before the execution of this Agreement, or ten (10) business days before any payment of any consideration connected to the purchase of this Franchise. Franchisee further acknowledges that Franchisee has read such Franchise Offering Circular and understands its contents.

         (e) Franchisee acknowledges that Big O has provided Franchisee with a copy of this Agreement and all related documents, fully completed, for at least five (5) business days prior to Franchisee's execution hereof.

         (f) Franchisee acknowledges that Big O has advised it to consult with its own attorneys, accountants, or other advisers, that Franchisee has had ample opportunity to do so, and that the attorneys for Big O have not advised or represented Franchisee with respect to this Agreement or the relationship hereby created. The name and address of Franchisee's adviser, if any, is set forth on the Summary Pages.

         (g) Franchisee acknowledges that this Agreement, the documents referred to herein, the attachments hereto, and other agreements signed concurrently with this Agreement, if any, constitute the entire, full and complete Agreement between Big O and Franchisee concerning the subject matter hereof. This Agreement terminates and supersedes any prior agreement between the parties concerning the same subject matter and any oral or written representations which are inconsistent with the terms of this instrument and its accompanying Franchise Offering Circular.

         (h) Franchisee acknowledges and recognizes that different terms and conditions, including a different fee structure and investment requirements may pertain to different Big O franchises offered in the past, contemporaneously herewith, or in the future, and that Big O does not represent that all franchise agreements are or will be identical.

         (i) Franchisee acknowledges that except as is specifically set forth in this Agreement, that Franchisee is not nor is it intended to be a third party beneficiary of this Agreement or any other agreement or contractual relationship to which Big O is a party.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to become effective on the date it is executed by the last of Franchisee or Big O.

                  FRANCHISEE:

                  By:
                                             ----------------------------------
                  Date:
                                             ----------------------------------
                  Home Address:
                                             ----------------------------------
                  Home Phone Number:
                                             ----------------------------------
                  Office Address:
                                             ----------------------------------
                  Office Phone Number:
                                             ----------------------------------
                  Title:
                                             ----------------------------------
                  Attest:
                                             ----------------------------------
                  Title:
                                             ----------------------------------
                  (Affix Corporate Seal)

                  BIG O TIRES, INC.

                  By:
                                             ----------------------------------
                  Date:
                                             ----------------------------------

                  Title:
                                             ----------------------------------

                  Attest:
                                             ----------------------------------
                  Title:
                                             ----------------------------------
                  (Affix Corporate Seal)

                                   SCHEDULE 1

                                       TO
                              FRANCHISE AGREEMENT
                         BETWEEN BIG O TIRES, INC. AND


                                   ---------


1. The Premises of referred to in SECTION 2.01 of the Franchise Agreement shall be:


2.       Legal Description of Premises:
                                       ----------------------------------------


3. Names(s) and address(es) of holder(s) of record fee title to Premises (the landlord):


                  Name:
                           ----------------------------------------------------
                  Address:
                           ----------------------------------------------------

                           ----------------------------------------------------

                  Name:
                           ----------------------------------------------------
                  Address:
                           ----------------------------------------------------

                           ----------------------------------------------------

                  Name:
                           ----------------------------------------------------
                  Address:
                           ----------------------------------------------------

                           ----------------------------------------------------


4.       Description of Trade Area:


         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------


                       Schedule 1 of Franchise Agreement
                                    Page 1

                                   SCHEDULE 2

                             OWNERSHIP VERIFICATION


         1. Name(s) and address(es) of person(s) owning interest in Franchisee and percentage of said person(s) interest:


                  Name:
                           ----------------------------------------------------
                  Address:
                           ----------------------------------------------------

                           ----------------------------------------------------

                  Name:
                           ----------------------------------------------------
                  Address:
                           ----------------------------------------------------

                           ----------------------------------------------------

                  Name:
                           ----------------------------------------------------
                  Address:
                           ----------------------------------------------------

                           ----------------------------------------------------

STATE OF                                          )
          --------------------------------------  )

COUNTY OF
          --------------------------------------  )

                           , being first duly sworn, says that they are
respectively, the ________________________ and ________________________ of     ,
the above-named __________________, and execute this instrument for and in its behalf, by authority of its and that they have read the foregoing Agreement and all Exhibits attached thereto.


Subscribed and sworn to before
me this                   day of
        -----------------

                         , 20      .
-------------------------     -----


                                                      (Notary Seal)
------------------------------------------------------
Notary Public

My Commission Expires:
                       ----------------------------------------------


                       Schedule 2 to Franchise Agreement
                                    Page 1

                                   SCHEDULE 3

                       GUARANTY OF FRANCHISEE'S AGREEMENT


         In consideration of, and as an inducement to, the execution of the foregoing Franchise Agreement by Big O Tires, Inc. ("Big O"), each of the undersigned hereby guarantees unto Big O that ______________ ("Franchisee") will perform during the term of the Franchise Agreement each and every covenant, payment, agreement and undertaking on the part of Franchisee contained and set forth in or arising out of such Franchise Agreement.

         Big O, its successors and assigns, may from time to time, without notice to the undersigned (a) resort to the undersigned for payment of any of the liabilities of the Franchisee to Big O, whether or not Big O or its successors have resorted to any property securing any of the liabilities or proceeded against any of the undersigned or any party primarily or secondarily liable on any of the liabilities; (b) release or compromise any liability of the Franchisee or of any of the undersigned hereunder or any liability of any party or parties primarily or secondarily liable on any of the liabilities; and
(c) extend, renew or credit any of the liabilities of the Franchisee to Big O for any period (whether or not longer than the original period), alter, amend or exchange any of the liabilities, or give any other form of indulgence, whether under the Franchise Agreement or not.

         The undersigned further waives presentment, demand, notice of dishonor, protest, nonpayment and all other notices whatsoever, including without limitation: notice of acceptance hereof; notice of all contracts and commitments; notice of the existence or creation of any liabilities under the foregoing Franchise Agreement and of the amount and terms thereof; and notice of all defaults, disputes or controversies between Franchisee and Big O resulting from such Franchise Agreement or otherwise, and the settlement, compromise or adjustment thereof.

         The undersigned agrees to pay all expenses paid or incurred by Big O in attempting to enforce the foregoing Franchise Agreement and this Guaranty against Franchisee and against the undersigned and in attempting to collect any amounts due thereunder and hereunder, including reasonable attorneys' fees if such enforcement or collection is by or through an attorney-at-law. Any waiver, extension of time or other indulgence granted from time to time by Big O or its agents, successors or assigns, with respect to the foregoing Franchise Agreement, shall in no way modify or amend this Guaranty, which shall be continuing, absolute, unconditional and irrevocable.

         If more than one person has executed this Guaranty, the term "the undersigned," as used herein shall refer to each such person, and the liability of each of the undersigned hereunder shall be joint and several and primary as sureties.


                       Schedule 3 to Franchise Agreement
                                    Page 1

         IN WITNESS WHEREOF, each of the undersigned has executed this Guaranty under seal effective as of the date of the foregoing Franchise Agreement.


                                    -------------------------------------------
                                    Signature


                                    -------------------------------------------
                                    Date


                                    -------------------------------------------
                                    Printed Name


                                    -------------------------------------------


                                    -------------------------------------------
                                    Home Address


                                    -------------------------------------------
                                    Home Telephone


                                    -------------------------------------------


                                    -------------------------------------------
                                    Business Address


                                    -------------------------------------------
                                    Business Telephone


                       Schedule 3 to Franchise Agreement
                                    Page 2

                                   SCHEDULE 4


                          LEASE RIDER AND MODIFICATION

         THIS AGREEMENT is made effective this _____ day of __________________ _____________________ by and between _______________________________
("Landlord"), _____________________________________ ("Tenant"), and Big O
Tires, Inc., its affiliates, successors and assigns ("Big O").

         WHEREAS, Landlord leases or will lease certain premises to Tenant at __________ ("Premises") under that certain lease agreement dated between Landlord and Tenant ("Lease"); and

         WHEREAS, Tenant will operate a Big O Tire Store at such Premises under a Franchise Agreement ("Franchise Agreement") between Tenant and Big O; and

         WHEREAS, the parties hereto desire to provide Big O with certain rights in the event of default under the Lease, Franchise Agreement, or other franchise agreements between Tenant and Big O, if any;

         NOW, THEREFORE, in consideration of the sum of one dollar ($1.00), in hand paid by Big O to Landlord and to Tenant, and other good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. No act, failure to act, event, condition, non-payment or other occurrence ("Event") shall constitute a breach or default under the Lease so as to allow to Landlord any right of acceleration of obligations thereunder, termination, cancellation or rescission:

         (a) if the Event is the non-payment of rent, unless such Event is not cured within ten (10) days after Notice of Default (as hereinafter defined) has been received by Big O;

         (b) if the Event is anything other than the non-payment of rent, unless such Event is not cured within twenty-five (25) days after Notice of Default (as hereinafter defined) has been received by Big O, provided, however, if the Event is of such nature that it cannot reasonably be cured within such twenty-five (25) day period, then, in that case such twenty-five (25) day period shall be extended to a period of such length as is reasonably necessary to cure such Event, provided, however, such period shall be extended only so long as Tenant and/or Big O diligently pursues the cure of such Event.

         2. Landlord agrees to accept from Big O any payment or performance required under the Lease. Nothing herein shall be construed as requiring Big O to make any payments or perform any obligation under the Lease.

         3. As used herein, Notice of Default means written notice mailed by registered or certified mail or overnight courier specifying the Event claimed and specifically describing, in each instance of a claimed Event, the particular Event and the cure Landlord requires, such Notice of Default to be mailed to Big O at:

                  Big O Tires, Inc.
                  12650 East Briarwood Avenue, Suite 2-D
                  Englewood, Colorado  80112
                  Attention:  Vice President of Real Estate Development


                       Schedule 4 to Franchise Agreement
                                    Page 1

         4. In the event Landlord claims that an Event has occurred, or in the event Big O notifies Landlord in writing that Big O is exercising a right to take over possession of the Premises, then, at Big O's option, Landlord shall accept Big O as substitute tenant under the Lease and will cooperate with Big O in turning actual, immediate possession of the Premises over to Big O. In such case, the Lease shall remain in full force and effect, but with Big O as the tenant thereunder. Big O's option, hereinabove granted, may be exercised only if Big O agrees to assume the obligations of the Tenant to Landlord under the Lease as of the date Big O or its affiliate or successor is given actual possession of the Premises.

         5. Landlord agrees that Big O, or its affiliate or successor may sublet or assign the Premises to a new Big O Franchisee on the same terms and conditions as are contained in the Lease.

         6. Tenant agrees that if Landlord claims that an Event has occurred, or if any material breach occurs under any Franchise Agreement between Tenant and Big O (whether for the Premises or not), then, Big O shall have the right to:

         (a) immediate and actual possession of the Premises, and all equipment and inventory therein, which such possession Tenant agrees to give peaceably, and which may be otherwise obtained by Big O by warrant, injunction, temporary restraining order, summary process or such other immediate legal, summary or equitable proceeding or action as Big O may choose. Tenant hereby waives any right to a jury in any such proceeding or action.

         (b) become the Tenant under the Lease to the exclusion of the Tenant.

         7. Tenant agrees that any default under the Lease shall constitute a material breach under all Franchise Agreements between Tenant and Big O, or its affiliates or successors.

         8. Tenant and Landlord understand that Big O is entering into or has entered into a Franchise Agreement with Tenant for a Big O Tire Store at the Premises in reliance on the agreements of Tenant and Landlord as herein contained and that Big O, in this instance, would not have otherwise entered into such Franchise Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly execute and delivered this agreement as of the date first above-listed.


                                    LANDLORD


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------
                                    (CORPORATE SEAL)


                       Schedule 4 to Franchise Agreement
                                    Page 2

                                    TENANT


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------
                                    (CORPORATE SEAL)


                                    BIG O TIRES, INC.

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------
                                    (CORPORATE SEAL)


                       Schedule 4 to Franchise Agreement
                                    Page 3

                                   SCHEDULE 5

                  RIDER FOR EXISTING FRANCHISEES EXECUTING THE
                  FRANCHISE AGREEMENT PRIOR TO THE EXPIRATION
                   OF THEIR PRE-EXISTING FRANCHISE AGREEMENT


         Franchisee is the owner of a Store that is the subject of a franchise agreement that has not yet expired.

         Franchisee's execution of the attached Franchise Agreement is subject to the following:

         1. Unless otherwise provided herein, the attached Franchise Agreement shall expire on the tenth anniversary of the Effective Date, to wit:
________________________________________ .

         2. Prior to the expiration of the Franchisee's present franchise agreement, to wit __________________________________, the monthly continuing services fees (or their functional equivalent) provided in the present franchise agreement shall continue to be the only such fees due to Big O. In all other respects the terms of the attached Franchise Agreement shall be applicable as of the Effective Date of this Franchise Agreement.

         In Witness Whereof, the parties have set forth their signature below.


                                    BIG O TIRES, INC.

                                    By:
                                       ----------------------------------------
                                    Date:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------
                                    Attest:
                                           ------------------------------------
                                    Title:
                                          -------------------------------------
                                          (Affix Corporate Seal)


                                    FRANCHISEE:


                                    By:
                                       ----------------------------------------
                                    Date:
                                         --------------------------------------
                                    Home Address:
                                                 ------------------------------
                                    Home Phone Number:
                                                      -------------------------
                                    Office Address:
                                                   ----------------------------
                                    Office Phone Number:
                                                        -----------------------
                                    Title:
                                          -------------------------------------
                                    Attest:
                                           ------------------------------------
                                    Title:
                                          -------------------------------------
                                          (Affix Corporate Seal)


                       Schedule 5 to Franchise Agreement
                                    Page 1

                                    FRANCHISEE:


                                    By:
                                       ----------------------------------------
                                    Date:
                                         --------------------------------------
                                    Home Address:
                                                 ------------------------------
                                    Home Phone Number:
                                                      -------------------------
                                    Office Address:
                                                   ----------------------------
                                    Office Phone Number:
                                                        -----------------------
                                    Title:
                                          -------------------------------------
                                    Attest:
                                           ------------------------------------
                                    Title:
                                          -------------------------------------
                                          (Affix Corporate Seal)


                       Schedule 5 to Franchise Agreement
                                    Page 2

                                   SCHEDULE 6

                                   TRADEMARKS


         Big O is the sole and exclusive owner of the following trademarks and service marks:


TRADEMARK, SERVICE MARK, TRADE                      WHERE              REGISTRATION
     NAME OR LOGOTYPE                             REGISTERED              NUMBER                REGISTRATION DATE

Sonic                                             Principal              805,575                    03/15/66

Sonic Commercial                                  Principal              805,578                    03/15/66

Super Sonic                                       Principal              805,574                    03/15/66

Ultra Sonic                                       Principal              805,577                    03/15/66

Winter Sonic                                      Principal              805,581                    03/15/66

Sun Valley                                        Principal              871,318                    06/17/69

Sonic & Design                                    Principal              890,380                    05/05/70

Sonic                                             Principal              891,936                    06/02/70

Maxima                                            Principal              926,329                    12/28/71

Golden Sonic Power                                Principal              962,580                    07/03/73

Super S                                           Principal              981,992                    04/09/74

Saxon                                             Principal              982,828                    04/30/74

Big-O                                             Principal              993,415                    09/24/74

Big O                                             Principal              994,466                    10/01/74

Sonic Vagabond                                    Principal              996,459                    10/22/74

Sonic Sahara                                      Principal             1,013,509                   11/04/75

Big Haul                                          Principal             1,018,800                   08/26/75

Protectors of Safety Saxon and                    Principal             1,024,138                   11/04/75
Design

Big Foot 70                                       Principal             1,102,059                   09/12/78

Big Foot 60                                       Principal             1,102,058                   09/12/78

Big Sur                                           Principal             1,219,035                   12/07/82

Extra Care and Design                             Principal             1,417,730                   11/18/86

Legacy                                            Principal             1,393,967                   05/20/86

Aspen                                             Principal             1,508,041                   10/11/88

Exotic                                            Principal             1,511,711                   11/08/88

Big O Tires and Design                            Principal             1,559,725                   10/10/89


                       Schedule 6 to Franchise Agreement
                                    Page 1

TRADEMARK, SERVICE MARK, TRADE                      WHERE              REGISTRATION
     NAME OR LOGOTYPE                             REGISTERED              NUMBER                REGISTRATION DATE

Sun Valley III                                    Principal             1,588,734                   03/27/90

Big O Tires and Design                            Principal             1,611,160                   08/28/90

Procomp & Design                                  Principal             1,842,854                   07/05/94

Arapahoe                                          Principal             1,792,161                   09/07/93

Hydro-Trac                                        Principal             2,059,554                   05/06/97

A Reputation You Can Ride On                      Principal             1,845,544                   07/19/94

Big Foot                                          Principal             1,904,955                   07/11/95

Big Foot                                          Principal             2,314,775                   02/01/00

Big Lift                                          Principal            11386T-2669                   Pending
                                                                           USO

Cost-U-Less                                       Principal             1,952,457                   01/30/96


                              STATE REGISTRATIONS


Big O                                 Texas                 40,967             11/01/82

Big O                                 Texas                 40,704             09/02/82

Legacy                              Colorado                T29645             10/28/85

Extra Care                          Colorado                T30670             04/22/86


                       Schedule 6 to Franchise Agreement
                                    Page 2

                                   SCHEDULE 7

                                CONVERTER RIDER

                               AMENDMENT TO BIG O
                              FRANCHISE AGREEMENT
                                  (CONVERSION)


         BIG O TIRES, INC. ("Big O") and ____________________ ("Franchisee")
entered into a certain Big O Franchise Agreement ("Agreement") on ______________________ and desire to supplement and amend certain terms and conditions of such Agreement in consideration of Franchisee's conversion of a currently operating tire store to a Big O Store. The parties therefore agree as follows:

1. The following provisions are added at the end of the definition of "Gross Sales" in SECTION 1 of the Agreement:

         Further, Gross Sales does not include revenues from the sale of Non-Standard Services that are designated on SCHEDULE C as not included in Gross Sales, but does include revenues (other than refunds and allowances or revenues from sales to other Big O Stores) from other Non-Standard Services.

2. The following sentence is added to the definition of "Products and Services" in SECTION 1 of the Agreement:

         Notwithstanding the foregoing, "Products and Services" do not include Non-Standard Services.

3. The following provision is added to SECTION 1 after the definition of National Advertising Program:

                  Non-Standard Services - See the definition in SECTION 14.02 of this Agreement.

4.       The following paragraphs are hereby added to SECTION 6.03 of the
Agreement:

                  Subject to SECTION 14.02 of the Agreement hereof, but notwithstanding any other provision herein to the contrary, Franchisee's obligation to comply with Big O's standards and specifications as are set forth in the Manual shall be phased in for a period of six (6) months from the Commencement Date of this Agreement in accordance with SCHEDULE A, attached hereto and by this reference incorporated herein. Franchisee will be permitted to use Big O's Licensed Marks in its signage, advertising and otherwise, in conjunction with any other previous signage or identifying symbols or names for sixty (60) days (or such longer time as approved by Big O) from the Commencement Date of this Agreement, in a manner which shall be approved by Big O, which approval shall not be unreasonably withheld. Upon expiration of such sixty-day or other approved period, Franchisee must use Big O's signage exclusively and remove all other previous signage.

                  If Big O provides assistance to Franchisee for the purchase of signage or displays (by way of matching funds or other financial contribution) at any one or more Big O Stores operated by Franchisee, then, Big O, at its discretion, may retain title to such signage and displays. At Big O's request, Franchisee will sign UCC financing statements and other documents, will take such


                       Schedule 7 to Franchise Agreement
                                     Page 1
         other actions as reasonably requested by Big O to document and protect Big O's title to the same, and will not take any actions contrary to such title. Except with regard to signs leased by Big O to Franchisee (where the parties' rights to such signs shall be governed solely by the lease agreement), if Franchisee remains a Big O franchisee at the Big O Store(s) where such signs and displays are located, in good standing ten years after such assistance is provided and has the contractual right to continue as a Big O Franchisee at such Big O Store or Big O Stores for not less than five additional years, then Big O shall transfer to Franchisee title to such signs and displays at each Big O Store meeting such qualifications within a reasonable time after the end of such ten year period.

5. SECTION 6.05 of the Agreement is deleted in its entirety and the following is inserted in its place:

                  6.05 Commencement of Business. The Big O Store shall be considered to have commenced operation as of the Commencement Date of this Agreement. All modifications required to bring the Premises into compliance with the standards and specifications of Big O must be completed within six (6) months of the Commencement Date.

6. SECTION 7.01(A) of the Agreement is hereby deleted in its entirety and the following is inserted in its place:

                  (a) Franchisee acknowledges that Big O is under no obligation to provide site selection assistance and Big O does not guarantee the success or profitability of the Franchisee's current site in any manner whatsoever. If Franchisee leases the Premises upon which the Store is to be operated, Franchisee agrees to use its best efforts to negotiate with its landlord for execution of a conditional lease assignment in a form which is the same as or similar to the one found on SCHEDULE 4 of the Agreement.

7.       The following language shall be added to SECTION 7.01(B) of the
Agreement:

         Big O will provide Franchisee with the services of a store opening specialist to provide assessment and guidance for modification of the interior and exterior of Franchisee's Premises, if applicable, but makes no representations or guarantees regarding the suitability of such assessment or guidance.

8. The third sentence of SECTION 7.01(C) of the Agreement is deleted in its entirety and the following sentence is inserted in it place:

         At Big O's discretion, (i) Big O will provide such training as it deems appropriate (in addition to or in replacement of any part of the Initial Training Program) at or near the Franchisee's site without charging a training fee or transportation, lodging or living expenses to the Franchisee; or (ii) Big O will require Franchisee's Manager and/or Operator to attend training at the training site designated by Big O for which Big O will not charge a training fee, but Franchisee shall pay for its own transportation, lodging and living expenses which are incurred while attending the Initial Training Program.

9.       The following language shall be added as SECTION 7.03 of the
Agreement:

                  7.03 Other Discretionary Assistance. Big O may, in its discretion, offer further assistance to the Franchisee in accordance with Big O's Conversion programs as in effect from time to time or as otherwise negotiated by Big O and the Franchisee.


                       Schedule 7 to Franchise Agreement
                                    Page 2

10.      The following language shall be added to SECTION 8.01 of the
Agreement:

         Notwithstanding the foregoing provisions of this SECTION 8.01, Big O will waive the initial franchise fee.

11. The second sentence of SECTION 14.02 of this Agreement is deleted in its entirety and the following is inserted in its place:

         Franchisee may not sell any product or service that has not been selected, designated or approved by Big O except that during the five
         (5) year period starting on the Commencement Date of this Agreement, Franchisee may provide services (herein referred to as "Non-Standard Services") that meet both of the following: (a) were provided by it at the Premises immediately prior to the Commencement Date of this Agreement, and (b) are listed on SCHEDULE C attached to this Agreement and incorporated by reference herein.

12.      The following language shall be added as SECTION 14.06 of the
Agreement:

                  14.06 Non-Standard Services. Franchisee may not use the Licensed Marks for or in connection with the Non-Standard Services, except that the same may be offered from the Premises to the extent permitted under SECTION 14.02 of this Agreement. If Franchisee provides any Non-Standard Services, it will provide conspicuous notice to the public by signage, disclaimers on invoices and/or other means that such Non-Standard Services are not provided by nor affiliated with Big O. Franchisee acknowledges that Big O does not provide training, supervision or support in connection with the Non-Standard Services. Franchisee shall conduct the Non-Standard Services in compliance with all applicable laws, rules and regulations and in a safe and appropriate manner. Franchisee shall immediately cease or modify any Non-Standard Services that present a threat to the health or safety of the public or any individual and/or that could cause the occurrence of any damages. Franchisee hereby agrees to indemnify and hold Big O harmless from and against any and all claims or liabilities arising out of or in connection with Franchisee's offer, sale or provision of Non-Standard Services.

13.      The following language shall be added as SECTION 15.05 of the
Agreement:

                  15.05 Surety Bond/ Letter of Credit. Franchisee shall, at Big O's election, have obtained prior to the Commitment Date, a surety bond or letter of credit in an amount not less than $10,000 (or such other amount as designated by Big O from time to time) for each Big O Store of Franchisee issued by a surety company or bank reasonably acceptable to Big O in favor of Big O or, at Big O's election, to the Local Group designated by Big O, which surety bond or letter of credit may not be revoked, terminated or modified until two years (or such other time period as designated by Big O from time to time) after the Commencement Date. Such bond or letter of credit shall be payable to the order of Big O or the Local Group, as the case may be, for any nonpayment by the Franchisee of contributions due to the National Advertising Program or the Local Fund pursuant to this Franchise Agreement.

14.      The following language shall be added as SECTION 16.07 of the
Agreement:

                  16.07 Revenues from Non-Standard Services. If SCHEDULE C lists any Non-Standard Services for which revenues derived from such services are not included in Gross Sales, then the following provisions apply: (a) revenues will be attributable to such Non-Standard Services in accordance with generally accepted accounting principles, (b) Franchisee shall take such measures as directed by Big O, in its sole discretion, to segregate revenues included in Gross Sales from those not included in Gross Sales, including but not limited to separate billing or


                       Schedule 7 to Franchise Agreement
                                    Page 3
         separate cash drawers, (c) such Non-Standard Services shall be subject to invoicing and audit in accordance with SECTIONS 16.01 and 16.02 of this Agreement, as if they were included in standard Products and Services, and (d) in the event of a dispute between Big O and Franchisee as to whether such revenues are included in Gross Sales, the parties shall seek to resolve such dispute in good faith and, if they are unable to do so, such matter will be resolved by Big O in good faith.

15.      SECTION 17.04 of the Agreement is hereby deleted in its entirety.

16. SECTION 19.03 of the Agreement is hereby deleted in its entirety and the following language is inserted in its place:

                  19.03 Termination by Franchisee.

                  (a) Franchisee may terminate this Agreement as of the third anniversary or as of the seventh anniversary of the Commencement Date by giving Big O written notice of its decision to do so at least 60 days prior to the effective date of such termination.

                  (b) Otherwise, Franchisee may terminate this Agreement only if Big O has committed a material breach of any of Big O's obligations under this Agreement and has failed to cure such breach within thirty (30) days after Franchisee has given written notice to Big O of such breach.

17. Franchisee agrees to convert all other tire stores owned or controlled by it into Big O Stores, in the manner prescribed in SCHEDULE B, attached hereto and by this reference incorporated herein.

18. The terms and conditions of this Converter Amendment are in addition to or in explanation of the existing terms and conditions of the Agreement and shall prevail over and supersede any inconsistent terms and conditions thereof.

19.      Effective this _____ day of ______________, 20_____.



BIG O TIRES, INC.                            FRANCHISEE:


------------------------------------------   ----------------------------------
                                             (Print Name)

By:                                          By:
   ---------------------------------------      -------------------------------

Title:                                       Title:
      ------------------------------------         ----------------------------


                       Schedule 7 to Franchise Agreement
                                    Page 4

                                   Schedule A

                             Phase-In Requirements




                                   Schedule B

                            Phase-In of Other Stores




                                   Schedule C

                                 Prior Services


Note: Revenues from these services are included in Gross Sales unless otherwise indicated as excluded.


                       Schedule 7 to Franchise Agreement
                                    Page 5

                                   SCHEDULE 8

                                FARM CLASS RIDER


         Big O TIRES, INC. ("Big O") and __________________ ("Franchisee") entered into a certain Big O Franchise Agreement ("Agreement") on _____________________ and desire to supplement and amend certain terms and conditions of such Agreement in consideration of the mutual promises contained in this Farm Class Rider. The parties therefore agree as follows:

         1. The capitalized terms used in this Farm Class Rider have the meanings set forth in the Agreement and, in addition, the following capitalized words shall have the following meanings when used in this Farm Class Rider:

         Farm Class Store - A Store with twenty-five percent (25%) or more of its average Gross Sales during any twelve (12) month period arising directly from the sale of Farm Class Tires.

         Farm Class Tires - Farm tires, off road tires, large double bead truck tires and similar select tires, as may be more specifically defined from time to time by Big O.

         2. Franchisee represents that it reasonably anticipates that at least twenty-five percent (25%) of its Store's Gross Sales on an annual basis will be derived directly from the sale of Farm Class Tires. In reliance on Franchisee's representations, and its consideration for Franchisee to become or remain a Big O franchisee, Big O has offered Franchisee the opportunity to execute this Farm Class Rider.

         3. So long as at least twenty-five percent (25%) of Franchisee's Gross Sales on an annual basis are derived directly from Farm Class Tires, Big O agrees to exercise its commercially reasonable efforts to provide Franchisee with access to a supply of Farm Class Tires. Franchisee acknowledges that production and distribution problems occasionally cause supplies to be limited, and that so long as Big O acts in good faith and in a commercially reasonable and lawful manner to obtain access to Farm Class Tires that it shall be deemed in compliance with its obligations hereunder.

         4.       If Big O fails to comply with its obligations pursuant to
Section 3 of this Farm Class Rider and cannot or will not provide Franchisee with access to Farm Class Tires for sixty (60) days following written notice of such failure from Franchisee, as its sole and exclusive remedy, Franchisee shall be relieved of its obligation to pay Big O monthly royalty fees on that portion of its Gross Sales derived directly from the sale of Farm Class Tires until Big O begins or resumes supplying Franchisee with access to a reasonably sufficient supply of Farm Class Tires. Any services provided by Franchisee in connection with the sale of Farm Class Tires, and any other Products and Services sold by Franchisee in a transaction involving the sale of Farm Class Tires, shall be included in the portion of Franchisee's Gross Sales upon which monthly royalty fees are payable, even when and if Franchisee is relieved of its obligation to pay Big O royalty fees on that portion of its Gross Sales derived directly from the sale of Farm Class Tires. Big O may require Franchisee to provide it with documentation to support any exclusion claimed by Franchisee.

         5. Big O may terminate Franchisee's rights under this Farm Class Rider without in any way affecting Franchisee's obligations under the Franchise Agreement if the Store's sales of Farm Class Tires during any twelve (12) month period have been less than twenty-five percent (25%) of its Gross Sales.


                       Schedule 8 to Franchise Agreement
                                     Page 1

         IN WITNESS WHEREOF, the parties have set forth their signatures below.


                                    FRANCHISEE:

                                    By:
                                       ----------------------------------------
                                    Date:
                                         --------------------------------------
                                    Home Address:
                                                 ------------------------------
                                    Home Phone Number:
                                                      -------------------------
                                    Office Address:
                                                   ----------------------------
                                    Office Phone Number:
                                                        -----------------------
                                    Title:
                                          -------------------------------------
                                    Attest:
                                           ------------------------------------
                                    Title:
                                          -------------------------------------
                                          (Affix Corporate Seal)


                                    BIG O TIRES, INC.


                                    By:
                                       ----------------------------------------
                                    Date:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------
                                    Attest:
                                           ------------------------------------
                                    Title:
                                          -------------------------------------
                                          (Affix Corporate Seal)


                       Schedule 8 to Franchise Agreement
                                    Page 2